                                                                      EXHIBIT 2


                             DATED 26 September 1997
--------------------------------------------------------------------------------




                             R V GRIDLEY and others



                                       and



                           NEW ERA OF NETWORKS LIMITED





                                 Conformed Copy


--------------------------------------------------------------------------------

                                    AGREEMENT
                     FOR THE SALE AND PURCHASE OF THE ENTIRE
                              ISSUED SHARE CAPITAL
                                OF MENHIR LIMITED

--------------------------------------------------------------------------------



                                Nabarro Nathanson
                                  Abbot's House
                                  Abbey Street
                                 Reading RG1 3BD

                               Tel: 0118 950 4700
                               Fax: 0118 950 5640

                                    CONTENTS


CLAUSE        SUBJECT MATTER                                               PAGE
1.......................................... DEFINITIONS AND INTERPRETATION  1

2...........................................AGREEMENT TO SELL AND PURCHASE  6

3............................................................CONSIDERATION  7

4.......................................................PRE-EMPTION RIGHTS  7

5...............................................................WARRANTIES  7

6............................................LIMITATIONS TO THE WARRANTIES  8

7................................................ESCROW AND RETENTION FUND 12

8....................................................RELEASE OF GUARANTEES 13

9...............................................................COMPLETION 13

10...................................................RESTRICTIVE COVENANTS 14

11..................................................POST COMPLETION EFFECT 15

12..................................................SUCCESSORS AND ASSIGNS 15

13.........................................INFORMATION AND CONFIDENTIALITY 16

14.............................................ANNOUNCEMENTS AND PUBLICITY 16

15...................................................................COSTS 17

16.................................................................NOTICES 17

17.......................................................FURTHER ASSURANCE 18

18.................................................................WAIVERS 18

19...............................................................VARIATION 19

20.............................................JOINT AND SEVERAL LIABILITY 19

21.....................RESTRICTIVE TRADE PRACTICES ACT 1976 - REGISTRATION 19

22............................................................COUNTERPARTS 19

23..........................................................APPLICABLE LAW 19

SCHEDULE 1.................................................................21

        PARTICULARS OF THE VENDORS AND OF THE SHARES TO BE SOLD AND
        CONSIDERATION TO BE RECEIVED BY EACH OF THEM.......................21
SCHEDULE 2.................................................................23
        PARTICULARS CONCERNING THE COMPANY.................................23

SCHEDULE 3....................................................THE PREMISES 24
SCHEDULE 4.................................................................25
        PART A - GENERAL WARRANTIES........................................25
        PART B - WARRANTIES RELATING TO TAX................................39
        PART C - PROPERTY WARRANTIES.......................................42
        PART D - PENSION WARRANTIES........................................45
        PART E - INTELLECTUAL PROPERTY WARRANTIES..........................47
        PART F - HEALTH AND SAFETY WARRANTIES..............................50

SCHEDULE 5.........................................COMPLETION REQUIREMENTS 51

SCHEDULE 6........................................................TAX DEED 53

                    AGREEMENT FOR SALE AND PURCHASE OF SHARES




DATE     26 September 1997


PARTIES

(1) THE PERSONS whose names and addresses are set out in Column 1 of Parts A and B of Schedule 1 ("Vendors"); and

(2) NEW ERA OF NETWORKS LIMITED (registered in England and Wales under Company Number 03207149) the registered office of which is at Ashgate House, Hazelmoor Lane, Gallowstree Common, South Oxfordshire RG4 9DJ ("PURCHASER");


IT IS AGREED AS FOLLOWS:


DEFINITIONS AND INTERPRETATION

In this Agreement and (save as provided in Clause 1.6) in the Schedules:

       "ACCOUNTING DATE"

              means 30 June 1997;

       "ACCOUNTS"

              means the audited accounts of the Company comprising a balance sheet as at the Accounting Date, a profit and loss account for the period which commenced on 1st July 1996 and ended on the Accounting Date, the notes thereto and the Directors' and Auditors' reports thereon;

       "AGREED FORM"

              means in relation to any document such document in the form agreed between the parties and initialled by the Purchaser's Solicitors and the Vendors' Solicitors for the purposes of identification;

        "BUSINESS DAY"

              means any day which is not a Saturday, a Sunday or a bank or public holiday in England and Wales;

       "COMPANIES ACT"

              means the Companies Act 1985;

       "COMPANY"

              means MENHIR LIMITED, particulars relating to which are set out in
              Schedule 2;

       "COMPLETION"

              means the completion of the sale and purchase of the Shares in accordance with Clause 9 and Schedule 5;

       "COMPLETION DATE"

              means the date of this Agreement or, if Completion is deferred pursuant to Clause 9.2, the date to which Completion is so deferred;

       "CONFIDENTIAL INFORMATION"

              means all confidential information relating to the Company and/or its business, property, assets, activities, goods, Products, Services, operations, management and administration, business and financial affairs and/or the sale or marketing of any of its Products or Services including (without limitation) customer names and lists, sales targets, sales statistics, market share statistics, market surveys and reports on research, information relating to future business development or planning, information relating to litigation or legal advice and in whatever form such information may be recorded and on whatever media;

       "CONNECTED PERSON"

              means in relation to a Vendor, that person's spouse and children and step-children under the age of eighteen;

        "DIRECTORS"

              means the persons listed as directors of the Company in Schedule
              2;

       "DISCLOSED"

              means fairly disclosed to the Purchaser expressly for the purposes of this Agreement in the Disclosure Letter;

       "DISCLOSURE LETTER"

              means a letter of even date from the Principal Vendors to the Purchaser in the agreed form;

       "EMPLOYEE VENDORS"

              means those of the Vendors who are employees of the Company at Completion;

       "ESCROW INSTRUCTION LETTER"

              means a letter from the Principal Vendors and the Purchaser to the Vendors' Solicitors and Purchaser's Solicitors in the agreed form relating to the Retention Fund;

       "EVENT"

              means an event as defined in the Tax Deed;

       "FRS"

              means a Financial Reporting Standard in the form last published prior to the date of this Agreement by the Accounting Standards Board;

        "HOLDING COMPANY"

              means a holding company as defined in Section 736 of the Companies Act;

       "INVESTOR"

              means a holder of securities listed or quoted on the Alternative Investment Market (AIM) or a recognised investment stock exchange (as defined in Section 841(1) of the Taxes Act) or of shares allotted under a prospectus issued pursuant to the Business Expansion Scheme, provided that such holding does not exceed 5 per cent of the class of securities of which the said holding forms part;

        "KNOW-HOW"

              means the body of knowledge, technical experience, expertise and skills, technical processes, secret processes, formulae and technical information held by the Company and relating to its business which is not in the public domain at Completion;

       "MANAGEMENT ACCOUNTS"

              means the unaudited management accounts of the Company comprising a balance sheet as at 31 August 1997 and a profit and loss account for the period which commenced on 1 July 1997 and ended on 31 August 1997, a copy of which is annexed to the Disclosure Letter;

       "MR PAUL"

              means Mr Aidan Paul one of the Vendors listed in Part A of
              Schedule 1;

       "NON DISCLOSURE AGREEMENTS"

              means the agreements in the agreed form to be entered into at Completion between the Company and the Employee Vendors;

       "PREMISES"

              means the premises of the Company short particulars of which are set out in Schedule 3;

       "PRINCIPAL VENDORS"

              means the Vendors listed in Part A of Schedule 1 other than Mr
              Paul;

       "PRODUCTS"

              means products (including in this expression computer software) of a type which within the 12 months up to the Completion Date have been produced, marketed and/or sold or otherwise dealt in by the Company in the ordinary course of its business and in respect of which the Company has not discontinued such production, marketing, sale or dealings;

       "PURCHASER'S AUDITORS"

              means Arthur Andersen or such other firm of chartered accountants as may be appointed auditors of the Purchaser from time to time;

       "PURCHASER'S GROUP"

              means the Purchaser and any subsidiary or holding company of the Purchaser and any subsidiary of such holding company;

       "PURCHASER'S OFFICER'S CERTIFICATE"

              means a certificate signed by a director or the secretary of the Purchaser stating that the Purchaser has a claim under the Warranties or Tax Deed and specifying in reasonable detail the estimated amount of such claim and the basis of such claim;

       "PURCHASER'S SOLICITORS"

              means Nabarro Nathanson of Abbot's House, Abbey Street, Reading RG1 3BD;

       "RESTRICTED AREA"

              means the UK, France and Germany;

       "RESTRICTED PERSON"

              means any person who at the Completion Date or during the period of 12 months immediately preceding the Completion Date is or has been a customer or client of the Company in respect of any of the Products or the Services;

       "RTPA"

              means the Restrictive Trade Practices Act 1976;

       "RETENTION FUND"

              has the meaning given in Clause 7;

       "SERVICES"

              means services of a type which within the 12 months up to the Completion Date have been provided and/or marketed by the Company in the ordinary course of its business and in respect of which the Company has not discontinued such provision or marketing;

       "SHARES"

              means the issued 2,109 ordinary shares of L.1 each in the capital of the Company;

       "SSAP"

              means a Statement of Standard Accounting Practice in the form last published prior to the date of this Agreement by the Institute of Chartered Accountants in England and Wales;

       "SUBSIDIARY"

              means a subsidiary as defined in Section 736 of the Companies Act;

       "TAX"

              means tax as defined in the Tax Deed;

       "TAXES ACT"

              means the Income and Corporation Taxes Act 1988;

       "TAX AUTHORITY"

              means a tax authority as defined in the Tax Deed;

       "TAX DEED"

              means a deed between the Principal Vendors and the Purchaser in the form set out in Schedule 6;

       "TCGA"

              means the Taxation of Chargeable Gains Act 1992;

       "UK"

              means the United Kingdom;

       "VARIATION LETTERS"

              means letters in the agreed form from the Employee Vendors to the Purchaser and the Company;

       "VAT"

              means Value Added Tax;

       "VAT ACT 1994"

              means the Value Added Tax Act 1994;

       "PRINCIPAL VENDORS' REPRESENTATIVE"

              means the person appointed in accordance with Clause 7;

       "VENDORS' ACCOUNTANTS"

              means Smith & Williamson of No.1 Riding House Street, London W1A 3AS or such other accountants as may be appointed by the Vendors from time to time;

       "VENDORS' SOLICITORS"

              means Clyde & Co of 51 Eastcheap, London EC3M 1JP;

       "WARRANTIES"

              means the warranties set out in Schedule 4;

       The Schedules are deemed to be incorporated in this Agreement, and a reference to "THIS AGREEMENT" includes a reference to the Schedules.

       In this Agreement:

       the index and the clause headings are included for convenience only and shall not affect the construction of this Agreement;

       words denoting the singular shall include the plural and vice versa;

       words denoting any gender shall include a reference to each other gender; and

       references to persons shall be deemed to include references to natural persons, firms, partnerships, companies, corporations, associations, organisations, foundations and trusts (in each case whether or not having separate legal personality).

       References in this Agreement to "CLAUSES" and "SCHEDULES" are references to Clauses of and Schedules to this Agreement and references to the "PARTIES" or a "PARTY" are references to the parties or a party to this Agreement.

       References in this Agreement to statutory provisions shall (where the context so admits and unless otherwise expressly provided) be construed as references to those provisions as respectively amended, consolidated, extended or re-enacted as at the date of this Agreement and to the corresponding provisions of any earlier legislation (whether repealed or not) directly or indirectly amended, consolidated, extended, replaced or re-enacted thereby and to any orders, regulations, instruments or other subordinate legislation made under the relevant statute.

       If any of the words and expressions defined in Clause 1.1 are also defined in any of the Schedules then for the purposes of interpreting that relevant Schedule such words and expressions shall have the meanings ascribed to them in that Schedule.

       For the purposes of the expression "so far as the Principal Vendors are aware" the awareness of any of the Principal Vendors shall be deemed to be that of all of them.


AGREEMENT TO SELL AND PURCHASE

       Each of the Vendors agrees to sells with full title guarantee such of the Shares as are set out opposite his name in Column 2 of Part A or B of Schedule 1 to the Purchaser and the

Purchaser agrees to purchase the Shares, in each case free from all claims, charges, liens, encumbrances, equities and adverse rights of any description and together with all rights now attached or accruing thereto and the right to receive all dividends, and other distributions as at and from the Accounting Date provided that nothing in this Agreement shall oblige the Purchaser to purchase some only of the Shares unless the Vendors shall at the same time complete the sale to the Purchaser of all of the Shares.


CONSIDERATION

       The consideration payable by the Purchaser to the Vendors in respect of the sale of the Shares shall be the amount of US$2,800,000.

       The consideration shall be apportioned between the Vendors as set out in Column 3 of Part A or B of Schedule 1, and shall be satisfied at Completion as follows:

       as to US$2,531,682 by delivery to the Vendors' Solicitors and Olswang of a banker's drafts for the amounts of US$2,250,886 and US$280,796 respectively drawn by a clearing bank in the UK in favour of the Vendors' Solicitors or Olswang or by telegraphic transfer to a nominated bank account of the Vendors' Solicitors or Olswang, who are irrevocably authorised hereby to accept the same by the Vendors and whose receipt for such banker's draft shall be an absolute discharge to the Purchaser of its obligation to pay such amount; and

       as to the balance being the aggregate of the sums payable to the Principal Vendors as shown in column 5 of Part A of Schedule 1 by payment of US$268,318 into a joint interest bearing deposit account in accordance with the provision of Clause 7.


PRE-EMPTION RIGHTS

       The Vendors irrevocably waive and undertake to procure that any other person having such rights shall by Completion have irrevocably waived all and any rights of pre-emption or other restrictions on transfer over or in respect of the Shares existing by virtue of the Articles of Association of the Company or otherwise.


WARRANTIES

       The Principal Vendors severally warrant to the Purchaser for the benefit of the Purchaser, its permitted successors and permitted assigns in the terms set out in Schedule 4 all of the Warranties other than those in paragraph 16.2 of Part A of Schedule 4 shall be deemed to be qualified by the words "so far as the Principal Vendors are aware (without having made due and careful enquiry").

       The Principal Vendors agree with the Purchaser (for itself and as trustee for the Company) that they waive all and any claims which they (or any of them) have or may have against all or any of the Company or any of the officers, employees, servants or agents of the Company in respect of any information or opinions supplied or omitted to be supplied to any of the Principal Vendors in connection with any of the Warranties or the Tax Deed or the compilation and preparation of the Disclosure Letter.

       Each of the Warranties shall be separate and independent and shall not be limited by reference to any other of the Warranties or subject to Clause 6 any other provision of this Agreement and except as Disclosed no claim in respect or arising out of the same shall be limited or otherwise affected by any knowledge (other than actual knowledge of the Purchaser itself) which the Purchaser has or is deemed to have in relation to the Company.

       Mr Paul warrants to the Purchaser for the benefit of the Purchaser its successors and permitted assigns in the terms set out in paragraph 16.2 of Part A of Schedule 4 as regards the Shares held by him. The limitations in Clauses 7.1, 7.3 and 7.5 shall apply to Mr Paul's liability under this warranty as they do to the Principal Vendors.


LIMITATIONS TO THE WARRANTIES

       Subject to Clause 6.5 the aggregate liability of each of the Principal Vendors in respect of all breaches of the Warranties when added to the aggregate amount of any liability which he shall have under the Tax Deed shall not exceed the consideration set opposite their respective names in Column 3 of Part A of
Schedule 1.

       The Principal Vendors shall be under no liability in respect of breaches of the Warranties or claims under the Tax Deed unless the aggregate liability of the Principal Vendors in respect of all breaches of the Warranties when added to the aggregate amount of any liability which they shall have under the Tax Deed exceeds the sterling equivalent of US$25,000 converted at the London spot rate on the date of the relevant Purchaser's Officer's Certificate.

       Subject to Clause 6.5 the Purchaser shall not be entitled to make any claim against the Principal Vendors in respect of any breach of the Warranties contained in Part B of Schedule 4 or the Tax Deed unless the Purchaser has given written notice of its intention by means of a Purchaser's Officer's Certificate to make such a claim to the Vendors on or before the seventh anniversary of Completion and the Purchaser shall not be entitled to make any claim against the Vendors in respect of any breach of any of the other Warranties unless the Purchaser has given written notice by means of a Purchaser's Officer's Certificate of its intention to make such a claim on or before 28th February 1999.

       The Principal Vendors shall not be in breach of the Warranties to the extent that matters which would otherwise have constituted a breach of the Warranties have been Disclosed.

       None of the limitations or provisions in Clauses 6.1, 6.2 and 6.3 above shall apply or to a claim against any of the Principal Vendors for breach of any of the Warranties by reason of a fraudulent failure to disclose a matter or thing in the Disclosure Letter.

       A reference to "Claim" in the following provisions of this Clause 6 shall, unless the context otherwise requires, mean a Claim for breach of any of the Warranties.

       Once notice of a Claim has been given, the Purchaser shall procure, so far as it is able, that all relevant books of account, records and correspondence of the Company are made available to the Vendors' Accountants as and when any Principal Vendor or the Vendors' Accountants reasonably request the same for the purpose of ascertaining or extracting information relevant to the Claim.

       Without prejudice to the duty of the Purchaser to mitigate loss, if the Purchaser or the Company shall, in the reasonable opinion of the Principal Vendors Representative be entitled to recover from a third party any amount which is referable to any part of a loss which is the subject of a Claim, then the Purchaser shall itself take, or procure that the Company shall take, in each case upon the Purchaser and/or the Company being indemnified by the Principal Vendors to the Purchaser's reasonable satisfaction against all costs and expenses arising from any such action (without prejudice to the issue of the liability of the Principal Vendors for such loss), all such steps as the Principal Vendors Representative may reasonably require by notice in writing to recover such amount from the third party concerned.

       If any third party shall make any claim against the Purchaser or the Company which the Purchaser considers may be the subject of a Claim, the Purchaser shall as soon as reasonably practicable give notice in accordance with the provisions of Clause 6.3 and provided notice by all the Principal Vendors is given within 10 Business Days of the service on them of the Purchaser's Officer's Certificate then:

       the Principal Vendors Representative shall be entitled to resist any such claim against the Purchaser or the Company in the name of the Purchaser or the Company (as the case may be) and (subject as hereinafter mentioned) to have the conduct of any appeal and any incidental negotiations but in such a case the Principal Vendor shall keep the Company and the Purchaser indemnified against all costs charges and expenses which it may incur in resisting such claim or in conducting any such appeal or negotiations; and

       the Principal Vendors shall provide such information and/or documents as are reasonably necessary to keep the Purchaser appraised of the claim and/or such appeal or negotiations.

       Whenever the Purchaser is required under Clause 6.8 to take or procure the taking of any step in connection with legal proceedings, it shall use its reasonable endeavours to provide the Vendors with such information and/or documents as are reasonably necessary to keep the Principal Vendors' Representative informed of all material matters relating to the progress of such proceedings and the claim by or against the third party shall not without the prior approval of the Principal Vendors' Representative be compromised or admitted (such approval not to be unreasonable withheld or delayed).

       The Principal Vendors shall not be liable in respect of any Claim to the extent that the relevant loss of the Purchaser or the Company would not have arisen but for any legislation (whether of the United Kingdom or elsewhere) not in force at the date of this Agreement which takes effect retrospectively or the alteration of any legislation or practice of any Tax Authority including, without limitation, any change in the basis or method of calculation of or any increase in the rates of Tax in force at the date of this Agreement or any court decision altering the accepted interpretation of any legislation or case law as at the date of this Agreement;

       The Principal Vendors shall have no liability in respect of Tax for which the Company is primarily liable and which arose in the ordinary course of business of the Company since the Accounting Date;

       The Purchaser shall not be entitled to recover damages for breach of or Claim under any of the Warranties or the Tax Deed or otherwise obtain reimbursement or restitution more than once in respect of the same facts or matters giving rise to the breach of Warranty or claims under the Tax Deed.

       If the Purchaser shall have a right to make a claim against the Principal Vendors both for breach of any of the Warranties and under the Tax Deed, then, to the extent that the claim may be validly made on either ground, it shall be deemed made under the Warranties and not claimable under the Tax Deed. Payment of any claim made on one ground shall pro tanto satisfy and discharge, insofar as it is co-extensive, any other claim which is capable of being brought against the Principal Vendors on any other ground.

       The Purchaser hereby acknowledges that it has not entered into this Agreement in reliance on any warranties, representations, covenants or undertakings howsoever or to whomsoever made prior to the date of this Agreement except insofar as such were made fraudulently or are embodied in the Warranties, covenants, undertakings and indemnities on the part of the Vendors contained in this Agreement or the Tax Deed.

       Any breach of any of the Warranties or any other breach of this Agreement by the Vendors shall give rise only to an action by the Purchaser for damages and shall not entitle the Purchaser to rescind this Agreement.

       Any payment by the Vendors to the Purchaser or the Company or any sum released to the Purchaser from the Retention Fund in respect of a Claim or a claim under the Tax Deed shall to the extent not recovered from any person constitute a reduction in the consideration paid to the Vendors for the Shares.

       Where the Company shall be insured against any loss or damage arising from a Claim the Purchaser or the Company (as the case may be) shall not make any such claim against the Principal Vendors without first procuring that the Company shall make and pursue a claim against its insurers for compensation for the loss or damage suffered and thereafter any Claim against the Principal Vendors shall take into account in assessing the loss or damage suffered by the Purchaser the compensation paid by the said insurers to the Company.

       If the Principal Vendors have made any payment to the Purchaser in respect of a Claim and the Purchaser of the Company subsequently recovers from a third party any amount which is referable to any part of the loss in respect of which the Principal Vendors' payment was made (whether such recovery is by way of indemnity compensation damages or otherwise) or otherwise mitigates its or their loss the Purchaser shall forthwith pay or procure the repayment to the Principal Vendors to the extent of such recovery or mitigation any sums paid to the Purchaser by the Principal Vendors in respect of the

Claim up to the maximum of the total amount paid by the Principal Vendors in respect of such Claim.

       The Principal Vendors shall not be liable in respect of any Claim under the Warranties contained in Part B of Schedule 4 to the extent that the relevant loss of the Purchaser or the Company would not have arisen but for:

       any act or transaction done or omitted to be done voluntarily by the Purchaser, any member of the Purchaser's Group or by the Company or any of their respective directors, officers, employees and agents after the date of this Agreement outside the ordinary course of business of the Company;

       any change in accounting policy or practice of the Purchaser, any member of the Purchaser's Group or of the Company introduced or having effect after the date of this Agreement;

       any cessation, diminution or alteration of the Company's trading activities or business occurring after the date of this Agreement;

       the payment of any unusual or abnormal dividend after Completion;

       any act or omission by the Purchaser, any member of the Purchaser's Group or by the Company after the date of this Agreement resulting in the disallowance or clawback or any Tax allowance or relief claimed by or granted to the Company prior to the date of this Agreement;

       the performance of any part of this Agreement;

       a revocation, waiver or disclaimer of or a failure on the part of the Purchaser, any member of the Purchaser's Group or the Company to claim any exemptions, set offs, deductions, allowances or other Tax relief after the date of this Agreement; and

       without prejudice to sub-clause (6.20.7), any claim, election, surrender or disclaimer made or notice or consent given or any thing done after the date of this Agreement (other than one the making, giving or doing of which was taken into account in computing a provision for Tax in the Accounts) by the Purchaser, any member of the Purchaser's Group or the Company under the provision of any enactment or regulation relating to Tax.

       Any liability of the Principal Vendors in respect of any Claim under the Warranties contained in Part B of Schedule 4 shall be reduced or extinguished by an amount equal to:

       the amount by which any Tax for which the Company is or may be liable to be assessed or accountable is reduced or extinguished as a result of the matter giving rise to the Claim;

       the amount of any provision for Tax (including deferred Tax) contained in the Accounts proving to be an over-provision in which event such over-provision shall be set off against the liability (if any) of the Vendors; and

       in the case only of a liability for a claim in respect of Tax, the amount of any reliefs, losses or other allowances arising in respect of an event on or before the date of this

       Agreement and not shown as an asset in the Accounts available for the purposes of calculating any liability to Tax of the Company.


ESCROW AND RETENTION FUND

       As security for the Principal Vendors' obligations under the Warranties and the Tax Deed the Principal Vendors and Mr Paul hereby agree with the Purchaser that out of the cash consideration payable pursuant to Clause 3.1 the Purchaser shall pay the sum of US$268,318 ("RETENTION FUND") into a joint interest bearing account ("JOINT ACCOUNT") with Midland Bank Plc., 196a Piccadilly, London W1 (or elsewhere as the Principal Vendors' Representative and the Purchaser may agree) opened in the joint names of the Vendors' Solicitors and the Purchaser's Solicitors ("the Escrow Agents"). The Retention Fund shall be dealt with in accordance with this Clause 7 and the Escrow Instruction Letter.

       The Principal Vendors and Mr Paul and the Purchaser shall irrevocably instruct the Escrow Agents in accordance with Paragraph 3 of the Escrow Instruction letter:

       to the Purchaser of any sums which are due to it as a result of any claim by the Purchaser under the Warranties or the Tax Deed having been Settled (as defined in Clause 7.4) on or prior to 28th February 1999 ("ESCROW EXPIRY DATE") together with interest accrued on the monies so paid to the Purchaser;

       on the next Business Day following the Escrow Expiry Date to Olswang in respect of Mr Paul's pro rata share of the balance, if any, of the Retention Fund together with interest accrued on such pro rata balance and to the Vendors' Solicitors on behalf of the Principal Vendors the Principal Vendors pro rata share of the balance, if any, of the Retention Fund together with interest accrued on such pro rata balance.

       In the event that the Purchaser makes a claim or claims under the Warranties or the Tax Deed by issue of a writ prior to the Escrow Expiry Date then a sum equal to the amount determined by a Queen's Counsel appointed by the Purchaser to be a reasonable pre-estimate of such claim or claims (which pre-estimate shall be delivered to the Principal Vendors' Representative) shall be retained in the Retention Fund pending Settlement of such claim or claims and the amount of the balance in the Retention Fund shall be paid to the Principal Vendors or Mr Paul in accordance with Clause 7.2 and the Purchaser shall thereafter diligently and expeditiously pursue such claim or claims.

       A claim shall be regarded as "Settled" for the purpose of this clause if either:

       the claim is contained in a Purchaser's Officer's Certificate which has been delivered to the Vendors' Solicitors and no written objection by or on behalf of the Principal Vendors' Representative to that claim has been delivered to the Purchaser's Solicitors within 60 days of the delivery of the Purchaser's Officer's Certificate; or

       the Prinicpal Vendors' Representative and the Purchaser (or their respective Solicitors) shall so agree in writing, such written agreement not to be unduly withheld or delayed following any oral agreement between the parties; or a Court of competent jurisdiction has awarded judgment in respect of the claim and either no right of appeal lies in respect of such judgment or the parties are debarred whether by passage of time or otherwise from exercising any such right of appeal or the parties in whose favour the right of appeal subsists fails to lodge such appeal within 28 days of such judgment.

       and "Settlement" shall be construed accordingly.

       The Principal Vendors and the Purchaser shall as and when necessary give instructions in accordance with the Escrow Instruction Letter in order to procure compliance with Clause 7.2 hereof.

       The first Principal Vendors' Representative shall be John Fotheringham or if he has a conflict of interest Mark Harrison who may be changed from time to time by not less than 30 days prior notice by the Vendors' Solicitors to the Purchaser.


RELEASE OF GUARANTEES

       The Principal Vendors shall on or as soon as reasonably practicable after Completion procure the absolute and unconditional release of the Company from all guarantees, suretyships, indemnities and like undertakings given by the Company in respect of any obligations of any person and shall fully and effectually indemnify and keep indemnified the Purchaser (as trustee for the Company) from and against any and all costs, claims, demands or liabilities incurred or arising from any such guarantees, suretyships, indemnities and like undertakings.

       On or as soon as reasonably practicable after Completion the Purchaser shall use its reasonable endeavours to procure the release of Mr N. Sedgwick, Mr
R. Gridley and Mr J. Perkins from the guarantees and other security given by them to any bankers or lessors or other lenders to the Company details of which are contained in the Disclosure Letter and if it is unable to obtain such releases the Purchaser shall fully and effectively indemnify and keep indemnified each of Mr N. Sedgewick, Mr R. Gridley and Mr J. Perkins in respect of any costs claims losses demands or liabilities incurred by any of them pursuant to such guarantees or other security after Completion.


COMPLETION

       Completion will take place immediately after the signing of this Agreement in accordance with Schedule 5 at the offices of Menhir Limited or at such other time or on such other date as the Principal Vendors and the Purchaser may agree when the business described in Schedule 5 will be transacted.

       Without prejudice to the Purchaser's rights under this Agreement if the Vendors or any of them or the Purchaser is unable to comply with any of their or its respective obligations under Schedule 5 on the date fixed for Completion the Purchaser (if any of the Vendors is unable) or the Vendors jointly (if the Purchaser is unable) may defer Completion until a date not more than 20 Business Days after such date and so that the provisions of Schedule 5 shall apply to Completion as so deferred.


RESTRICTIVE COVENANTS

       Each of the Employee Vendors hereby undertakes to and covenants with the Purchaser (for itself and as trustee for the Company) that he will not either on his own account or jointly with or as manager, agent, officer, employee or otherwise on behalf of any other person, firm or corporation directly or indirectly:

       for a period of 2 years from the date of this Agreement carry on or be engaged, concerned, or interested (otherwise than as an Investor) in or assist any business which competes with any business of the Company as carried on at the Completion Date;

       for a period of 2 years from the date of this Agreement carry on or be engaged, concerned or interested (otherwise than as an Investor) in or assist any person concerned in the supply of the Products or of products reasonably likely to be regarded by customers as equivalent to the Products ("Equivalent Products") the Services or of services reasonably likely to be regarded by customers as equivalent to the Services ("Equivalent Services") within the Restricted Area;

       for a period of 2 years from the date of this Agreement canvass or solicit business, orders or custom for the Products or any Equivalent Products or the Services or any Equivalent Services from any Restricted Person nor directly or indirectly assist any person to do so;

       for a period of 2 years from the date of this Agreement supply the Products or any Equivalent Products the Services or any Equivalent Services to any Restricted Person;

       for a period of 2 years from the date of this Agreement solicit or entice away or endeavour to solicit or entice away from the Company or the Purchaser any person who on the Completion Date or within the six months prior to the Completion Date is or was a director, officer, employee or other servant of the Company;

       for a period of 2 years from the date of this Agreement employ in any capacity or offer employment in any capacity to or enter into or offer to enter into partnership with any person in relation to whom Clause 10.1.5 is applicable except where the person concerned left the Company more than 6 months before the offer of employment was made;

       induce or attempt to induce any person (including without limitations any agent or independent distributor) who in the six months prior to the Completion Date has been a supplier of any goods or services to the Company to cease to supply, or to restrict or vary the terms of supply, to the Company;

       at any time after the Completion Date use or procure the use in connection with any business of any corporate or business name which is identical to or likely to be confused with the corporate name or any business name of the Company or which might suggest a connection with the business of the Company;

       at any time after the Completion Date do or say anything which is harmful to the reputation of the Company or which is reasonably likely to lead any person to cease to do business with the Company on substantially equivalent terms to those presently offered or at all;

       The covenants in Clause 10.1 which are expressed to be limited in time shall remain in force, in addition to the periods provided in Clause 10.1, for such further period (if any) commencing upon the expiry of the relevant period provided in Clause 10.1 and ending on the date one year after the date of expiry or termination of the contract under which such Employee Vendor is employed by the Company.

       The above restrictions are considered reasonable by the relevant parties for the legitimate protection of the business and goodwill of the Company but in the event that any such restriction shall be found to be void but would be valid if some part thereof was deleted or the scope, period or area of application were reduced such restriction shall apply with the deletion of such words or such reduction of scope period or area of application as may be required to limit such restrictions to what is required for the legitimate protection of such business and goodwill.

       References in this clause to "the Company" include any member of the Purchaser's Group which is the successor of the business of the Company.


POST COMPLETION EFFECT

       This Agreement shall remain in full force and effect after and notwithstanding Completion in respect of all obligations, agreements, covenants, undertakings, Warranties or indemnities which have not been done, observed or performed at or prior to Completion and subject to the terms of this Agreement the parties may take action for any breach or non-fulfilment of any of such obligations, agreements, covenants, undertakings, Warranties or indemnities either before or after Completion it being agreed that Completion shall not be deemed to constitute a waiver of or operate as an estoppel against any right to take any such action.


SUCCESSORS AND ASSIGNS

       This Agreement shall be binding upon and enure for the benefit of each party's successors and subject to Clause 12.2 shall not be assignable.

       The Purchaser may not assign or transfer or purport to assign or transfer a right or obligation under this Agreement except that the benefit of the Warranties may be assigned or transferred in whole (but not in part) by the Purchaser or its permitted assigns to a member of the Purchaser's Group but only to the extent that the assignee or transferee is a successor in title to the Shares under this Agreement provided that the terms of any assignment permitted by this Clause 12.2 shall stipulate that, upon the assignee or transferee company ceasing to be a member of the same group of companies as the Purchaser, it shall cease to be entitled to enforce any claims for breach of Warranty, and any assignment purported to be made under this Clause 12.2 which does not contain such a stipulation shall be invalid.


INFORMATION AND CONFIDENTIALITY

       Each of the Vendors hereby undertakes to the Purchaser:

       that he will at any time and from time to time after Completion give to the Purchaser on request all information in his possession concerning the business, dealings, transactions or affairs of the Company and all Know-How which is within his knowledge and in particular, but without prejudice to the generality of the foregoing, relating to claims made or threatened against the Company and the source from and consideration for which any assets of the Company were acquired or derived; and

       that he will not, and will use all reasonable endeavours (not involving undue time or expense) to ensure that no other person will, at any time after the date hereof, take away or (directly or indirectly) make use of, divulge or communicate to any person (except as may be necessary to comply with any statutory or regulatory obligation or order of any court or statutory tribunal of competent jurisdiction) any Confidential Information or Know-How of the Company unless:

              such Know-How or Confidential Information has entered the public domain otherwise than by reason of the act or default of any Vendor; or

              such Know-How or Confidential Information is provided after Completion to any Vendor by any third party who, so far as the Vendor is aware or could on reasonable inquiry have been aware, is under no obligation of confidentiality to the Purchaser or the Company or is otherwise acquired by a Vendor in circumstances which, so far as the Vendor is aware or could on reasonable inquiry have been aware, do not give rise to any obligation of confidentiality (express or implied) to the Purchaser or the Company; or

              such Know-How or Confidential Information was or is used by any Vendor at any time prior to Completion and such use or disclosure is required for the purpose of carrying on the business of such Vendor after Completion.


ANNOUNCEMENTS AND PUBLICITY

       Any announcement or circular or other publicity relating to this Agreement or any termination hereof shall prior to its publication be approved in writing by each of the parties as to its content, form and manner of publication (such approval not to be unreasonably withheld or delayed) save for any announcement, circular or other publicity required to be made or issued by the Purchaser pursuant to the regulations of the rules of the United States SEC. Nicholas Sedgwick and the Purchaser shall consult together upon the form of any such announcement, circular or other publicity and the other party or parties shall promptly provide such information and comment as the party issuing any such announcement, circular or other publicity may from time to time reasonably request and the issuing party shall take into account the reasonable representations of the Purchaser or in the case of the other party being the Vendors, Nicholas Sedgwick, as to the timing and content of any such announcement circular or other publicity. Any approval of the Vendors required by this Clause may be given by Nicholas Sedgwick on their behalf.

       Save for any announcement or circular or other publicity permitted by Clause 14.1 no party shall make any announcement or issue any circular or other publicity relating to this Agreement or any termination hereof.


COSTS

       The parties shall pay their own costs and expenses in relation to the preparation, execution and carrying into effect of this Agreement save that the Purchaser will contribute up to L.10,000 in aggregate towards the Vendors' Solicitors fees reasonably incurred in connection with this Agreement.


NOTICES

       Any notice required to be given under this Agreement shall be sufficiently given:

       if delivered personally; or

       if sent by first class recorded delivery pre-paid post (by airmail if to an overseas address); or

       if sent by facsimile copier or other electronic means of communication (other than telex) with confirmation by letter despatched by first class recorded delivery pre-paid post (by airmail if to an overseas address) by the close of business on the next following Business Day, such letter to be accompanied by a copy of the confirmation of transmission of the facsimile or communication printed by the machine used for its despatch (in which case, the effective notice shall be that sent by facsimile copier or other electronic means and not the confirmatory letter)

       and the words "in writing" whenever contained in this Agreement shall be deemed to include any communication sent by any of such means.

       Any notice which is sent or despatched in accordance with this Clause 16 shall be deemed to have been received by the addressee:

       if delivered personally, at the time of delivery;

       in the case of a notice sent by post to a destination in the country where it was despatched, 48 hours after the envelope containing the notice was delivered to the postal authorities in that country;

       in the case of a notice sent by post to a destination outside the country where it was despatched, 7 days after the envelope containing the notice was delivered to the postal authorities in the country where it was despatched;

       in the case of a notice sent by facsimile copier or other electronic means of communication, if the notice was sent during the business hours of the addressee then on the day of transmission; otherwise on the next following Business Day.

       In proving service by post it shall be necessary to prove only that the notice was sent or despatched and that the notice was contained in an envelope properly addressed, stamped first class and delivered to the postal authorities in the country where despatched for the purpose of recorded delivery. In proving service by facsimile copier or other electronic means of communication it shall be necessary to prove only that the confirmatory letter and a copy of the confirmation of the transmission of the facsimile or other communication were sent or despatched in accordance with this Clause 16.

       For the purposes of this Clause 16, "BUSINESS HOURS" means the hours of
9.00 a.m. to 5.30 p.m. local time in the country of the addressee.

       Any notice required to be given under this Agreement shall be sent:

       to the Vendors (other than Mr A Paul) c/o the Vendors' Solicitors at the address in this Agreement:

               Facsimile No:                0171 623 1244
               For the attention of:        Mr G M Thorpe (or failing him, the
                                            Senior Partner for the time being)

       to Mr Paul at the address specified under his name in Schedule 1;

       and to the Purchaser at the address shown in this Agreement:

               Facsimile No:                0171 329 4567
               For the attention of:        Kevin Scully

       or to such other address or facsimile as is notified in writing from time to time by the Vendors (or any one of them) or the Purchaser (as the case may be) to the other parties to this Agreement in accordance with this Clause.


FURTHER ASSURANCE

       The Vendors shall do, execute and perform and shall procure to be done, executed and performed all such further acts, deeds, documents and things as the Purchaser may reasonably require from time to time effectively to vest the beneficial ownership of the Shares in the Purchaser or as it directs free from all liens, charges, options, encumbrances or adverse rights or interests of any kind and otherwise to give to the Purchaser the full benefit of this Agreement.


WAIVERS

       Save for the time limits set out in Clauses 6 and 7 of this Agreement a failure by any party to exercise and any delay, forebearance or indulgence by any party in exercising any right, power or remedy under this Agreement shall not operate as a waiver of that right, power or remedy or preclude its exercise at any subsequent time or on any subsequent occasion. The single or partial exercise of any right, power or remedy shall not preclude any other or further exercise of that right, power or remedy or the exercise of any other right, power or remedy. No custom or practice of the parties at variance with the terms of this Agreement shall constitute a waiver of the rights of any party under this Agreement.


VARIATION

       No variation of this Agreement shall be effective unless made in writing and signed by or on behalf of each of the parties.


JOINT AND SEVERAL LIABILITY

       In relation to any two or more persons who are jointly and severally liable under this Agreement, the liability under this Agreement of any one or more of such persons shall not be prejudiced or affected in any way by the giving of time or any forbearance or indulgence granted by any other party to any other or others of such persons or by the release or compromise by any other party of any liability under this Agreement of any other or others of such persons.


RESTRICTIVE TRADE PRACTICES ACT 1976 - REGISTRATION

       No provision of this Agreement or of any agreement or arrangement which forms part of the same agreement for the purposes of the RTPA which (alone or together with any other provision) renders or would render this Agreement or any such agreement or arrangement liable to registration under the RTPA shall have effect until the day after that on which the relevant particulars are furnished to the Director General of Fair Trading pursuant to the RTPA.


COUNTERPARTS

       This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, and which together shall constitute one and the same Agreement. Unless otherwise provided in this Agreement, this Agreement shall become effective and be dated (and each counterpart shall be dated) on the date on which this Agreement (or a counterpart of this Agreement) is signed by the last of the parties to execute this Agreement or, as the case may be, a counterpart thereof.


APPLICABLE LAW

       This Agreement shall be deemed to have been made in England and English law shall govern:

       its existence and validity;

       its interpretation;

       its performance;

       within the limits of the powers of the Courts of England by its procedural law, the consequences of its breach; and

       the various ways of extinguishing obligations under it and limitations of actions arising from it or its breach.

       Each party submits to the exclusive jurisdiction of the Supreme Court of Judicature of England, waives personal service of any proceedings, agrees that service on him or it of proceedings may be effected by registered mail to his or its address for service referred to in Clause 16 of this Agreement, and waives any objection to proceedings in such Court on the grounds of venue or on the grounds that the proceedings have been brought in an inconvenient forum.

       The submission of the parties to the jurisdiction of the Supreme Court of Judicature of England shall not affect the right of any party to take proceedings for enforcement in any other jurisdiction nor shall the taking of proceedings in any jurisdiction for such purpose preclude any party from taking proceedings in any other jurisdiction for that purpose.

       Each of the Vendors (other than Mr Paul) irrevocably appoints the Vendors' Solicitors as his process agent to receive on his behalf service of any process in any proceedings in England.

       Nothing contained in this Clause 23 shall affect the right to serve process in any other manner permitted by law.

       AS WITNESS the hands of the parties hereto or their duly authorised representatives the day and year first before written.

                                   SCHEDULE 1

                        PARTICULARS OF THE VENDORS AND OF
                     THE SHARES TO BE SOLD AND CONSIDERATION
                  TO BE RECEIVED BY EACH OF THEM (U.S. DOLLARS)


                                     PART A
                                PRINCIPAL VENDORS

(1)                          (2)            (3)            (4)              (5)
NAME AND ADDRESS             NUMBER OF      CONSIDERATION  CONSIDERATION    CONSIDERATION IN
OF VENDOR                    SHARES TO BE                  PAYABLE TO       RETENTION FUND
                             SOLD                          COMPLETION
Mark Harrison                   201          $  266,856     $  240,170         $   26,686
Flat 3
10 Gloucester Walk
London W8 4HZ

Nicholas Sedgwick               450          $  597,440     $  537,696         $   59,744
Greyfern Cottage
Lords Hill Common
Shamley Green
Guildford
Surrey  GU5 0UZ

Aidan Paul                      235          $  311,996     $  280,796         $   31,200
12 St Stephens Avenue
St Albans
Hertfordshire  AL3 4AD

John Fotheringham               235          $  311,996     $  280,796         $   31,200
17 Kent Road
East Molesey
Surrey  KT8 9JZ

Robin Gridley                   450          $  597,440     $  537,696         $   59,744
9 Grovelands Road
Purley
Surrey  CR8 4LB

James Perkins                   450          $  597,440     $  537,696         $   59,744
Summerfield House
Upper Wield
Alton
Hampshire  SO24 9RT
                         ----------          ----------     ----------         ----------
TOTALS                        2,021          $2,683,168     $2,414,850         $  268,318

                                              PART B
                                           OTHER VENDORS
Fiona Scott-Smith                11          $  14,604                        --
9 Freshwood Way
Wallington
Surrey SM6 0RL

Michael Clywd Probert            55          $  73,020                        --
80A Uxbridge Road
Shepherds Bush
London W12 8LR

Stuart Gunn                      11          $  14,604                        --
Garden Flat
18 Thornhill Crescent
Islington
London N1 1BJ

Graham Alcock                    11          $  14,604                        --
21 Gayfere Road
Stonleigh
Surrey KT17 2JY

                         ----------          ---------   ----------   ----------
TOTALS                           88          $ 116,832                        --
                         ==========          =========   ==========   ==========

                                   SCHEDULE 2
                       PARTICULARS CONCERNING THE COMPANY

1.   Registered Office:           Aldermary House, 15 Queen Street, London EC4N 1TX

2.   Date of Incorporation:       11/07/1988

3.   Registered Number:           02275868

4.   Directors:                   J A Fotheringham, P Franklin, R V Gridley J R C Perkins,
                                  M C Probert, N R Sedgwick

5.   Secretary:                   Fiona Scott-Smith

6.   Loan Capital:                Zero

7.   Tax District and Reference   LPI 992/WM5493 Number:

8.   VAT Number:                  629 40 46 34

9.   Mortgages and Charges:       -  Rent Deposit Deed registered on 16/12/95 in favour of
                                     HelicalBar (City Investments) Limited

                                  -  Mortgage Debenture registered on 11/10/96 in favour of
                                     National Westminster Plc

10.  Share Capital:               L.3,500 divided into 3,500 ordinary shares of L.1 each of
                                  which 2,109 have been issued and are fully paid up.

                                   SCHEDULE 3

                                  THE PREMISES

                                     PART A


PART FIRST FLOOR, ALDERMARY HOUSE, 10-15 QUEEN STREET, LONDON EC4

       Lease dated 24 March 1994 between Watling Street Properties Limited (1) and Menhir Limited (2) for a term of ten years from 25/12/93 at an initial annual rent of L.26,775 subject to review.

       Rent deposit deed dated 24th March 1994 between Watling Street Properties Limited (1) and Menhir Limited (2)


PART SECOND FLOOR, ALDERMARY HOUSE, 10-15 QUEEN STREET, LONDON EC4

       Agreement for lease dated 8th December 1995 made between Helical Bar (City Investments) Limited (1) and Menhir Limited (2).

       Lease dated 8th December 1995 between Helical Bar (City Investments) Limited (1) and Menhir Limited (2) for a term of years expiring on 24/12/2003 at an annual rent of L.47,310 subject to review.

       Deed of Rental Deposit dated 8th December 1995 between Helical Bar (City Investments) Limited (1) and Menhir Limited (2) re: lease of part Second Floor Aldermary House.



                                     PART B

VAT is payable under the two leases set out in Part A of Schedule 3.

                                   SCHEDULE 4

                                     PART A

                               GENERAL WARRANTIES


INFORMATION SUPPLIED AND CAPACITY OF VENDORS

       All information contained in this Agreement and all matters contained in the Disclosure Letter and all other information relating to the Company given by any of the Vendors or their accountants or the Vendors' Solicitors to the Purchaser or the Purchaser's accountants or the Purchaser's Solicitors listed in the Disclosure Letter are true, accurate and complete in all material respects and there is no fact or matter which has not been Disclosed which renders any of such matters or information materially untrue, materially incomplete or misleading in any material respect.

       The Vendors have full power and authority to enter into and perform this Agreement and the Tax Deed and this Agreement and the Tax Deed, when executed, will constitute valid and binding obligations on the Vendors in accordance with the respective terms thereof.


ACCOUNTS AND RECORDS

ACCOUNTING AND OTHER RECORDS

       The Company has at all times properly maintained all books, accounts and records of whatever kind required by UK law to be maintained.

       The accounting records of the Company have been kept and maintained in accordance with the provisions of the Companies Act applicable to small companies and reflect in accordance with generally accepted accounting principles and practice in the UK the assets and liabilities (actual, prospective and contingent) of the Company and all transactions to which it is or has been a party.

       No notice or allegation that any of the books, accounts or records is incorrect or should be rectified has been received by the Company.

       Where any of the said books, accounts and records are kept on computer the Company is the owner of all hardware and all software licences necessary to enable it to use the said books, accounts and records as they have been used in the business of the Company hitherto and the Company does not share any hardware or software relating to the books, accounts and records with any person.

ACCOUNTS

       The Accounts:

       comply with the requirements of the Companies Act applicable to small companies and generally accepted accounting principles in the UK, SSAPs and FRSs and give a true and fair view of the financial position of the Company as at the Accounting Date;

       disclose all assets and make proper provision or reserve in accordance with generally accepted accounting principles in the UK for all liabilities (whether or not quantified or disputed) and properly provide for in accordance with generally accepted accounting principles in the UK (or disclose by way of note) all contingent liabilities at the Accounting Date.

       make proper provision in accordance with generally accepted accounting principles in the UK for depreciation of the fixed assets of the Company having regard to their original cost and estimated life in accordance with SSAP 12.

TAX

       The Company has made full provision in the Accounts for all Tax liable to be assessed on the Company or for which it is accountable in respect of income, profits or gains earned, accrued or received on or before the Accounting Date including distributions made down to that date.

MANAGEMENT ACCOUNTS

       The Management Accounts have been prepared on a basis consistent with the Accounts and reasonably reflect levels of turnover and expenses and provisions, assets and liabilities of the Company as at 31 August 1997 and for the two month period then ended and (save as expressly disclosed therein) there were no exceptional, non-recurring or extraordinary items which materially affected such accounts.


BUSINESS SINCE THE ACCOUNTING DATE

       Since the Accounting Date:

       the Company has carried on its business in the ordinary and usual course and so as to maintain the same as a going concern;

       the Company has not borrowed, raised or taken any money or any financial facility;

       the Company has paid its creditors within the times agreed with such creditors and there are no debts outstanding by the Company which have been due for more than 90 days;

       the Company has not entered into any capital commitments or any transaction or agreement for the disposal of any asset (including Know-How) or under which it has incurred or will incur (otherwise than in the ordinary and usual course of carrying on its business) any liabilities (including contingent liabilities) not provided for in the Accounts;

       the Company has not entered into any unusual, long-term (that is to say, incapable of performance in accordance with its terms within twelve months after the date on which it was entered into or undertaken) or onerous arrangements, commitments or contracts;

       the business of the Company has not been adversely affected by the loss of any customers;

       no distribution of capital or income (including for the avoidance of doubt, any dividend) has been declared, made or paid or agreed or resolved to be declared, made or paid by the Company;

       no loans have been made by the Company and no loan capital or loan has been or has become liable to be repaid by the Company in whole or in part;

       no resolutions (whether in general meeting or otherwise) have been passed by the Shareholders of the Company or any class of its members;

       no sum has been paid or voted to any Director or employee (or ex-director or ex-employee) of the Company by way of remuneration or otherwise in excess of the rates paid to him by the Company at the Accounting Date and no new service agreements have been made by the Company;

       no alteration has been made in the terms of employment or conditions of service of any officer or any employee or agent of the Company or in the pension or other benefits of any past officer or employee of the Company or any of their dependants;

       none of the fixed assets of the Company shown in the Accounts and none acquired by the Company since the Accounting Date have been lost, damaged or destroyed;

       there has been no material adverse change in the financial position or so far as the Principal Vendors are aware turnover of the Company.


TRADING AND CONTRACTUAL ARRANGEMENTS

ULTRA VIRES

       None of the contracts or obligations entered into by the Company is ultra vires the Company or exceeds the powers of the directors to bind the Company and the Company is not in default under any such contracts or obligations.

CONTRACTS

       The Company is not a party to any contract, transaction, obligation, commitment or liability which, whether by reason of its nature, term, scope, price or otherwise is or is reasonably likely to be material in relation to its business, profits or assets or which:

       is in any way otherwise than in the ordinary course of the Company's business;

       is of an unusual or abnormal nature, or not fully on an arm's length basis in the ordinary and usual course of business;

       is of a long term nature (that is to say incapable of performance in accordance with its terms within six months after the date on which it was entered into or undertaken);

       is incapable of termination in accordance with its terms by the Company on 90 days notice or less;

       is of a loss making nature (that is to say known to be reasonably likely to result in a loss to the Company on completion of performance);

       cannot readily be fulfilled or performed by the Company on time without undue or unusual expenditure of money or effort;

       involves payment by the Company by reference to fluctuations in the index of retail prices or any other index or in the rate of exchange for any currency;

       involves the supply of goods and/or services the aggregate value of which will represent in excess of 5 per cent of the turnover for the financial year of the Company ended on the Accounting Date; or

       requires an aggregate consideration payable by the Company in excess of L.5,000 in respect of any one contract.

GUARANTEES

       The Company is not and has not agreed to become bound by any debenture or guarantee or contract for indemnity or suretyship or any like undertaking and there is not now outstanding any guarantee or contract for indemnity or suretyship or like undertaking given for the accommodation of or in respect of any obligation on the part of the Company.

CONTRACTS, ETC. WITH CONNECTED PERSONS

       No sums of whatever nature are owing by the Company to any of the Vendors or any of the Directors or any person being a Connected Person of the Vendors or the Directors or any of them respectively.

       The Company has not been a party to any transaction to which any of the provisions of Sections 320 (substantial property transactions involving Directors, etc.), 322 (liability arising from contravention of Section 320), or 330 (general restrictions on loans, etc. to Directors and persons connected with them) of the Companies Act may apply.

       None of the Vendors nor any person being a Connected Person in relation to any Vendor has any direct or indirect interest with any business which has a close trading relationship with that of the Company or which is or is reasonably likely to become competitive with the business of the Company.

       There are no outstanding arrangements or understandings (whether legally binding or not) between the Company and any of the Vendors or any person who is a Connected Person of any of the Vendors relating to the management of the Company's business, or the appointment or removal of the Directors, or the ownership or transfer of ownership, or the letting of any of the assets of the Company, or the provision, supply, purchase or finance of goods, services or other facilities to, by or from the Company or otherwise howsoever in relation to the Company's affairs.

JOINT VENTURES, PARTNERSHIPS, ETC.

       The Company does not have and so far as the Principal Vendors are aware has never had any interest in or agreed to enter into any association, partnership, consortium or joint venture arrangement with any other entity.

COMMISSIONS AND FINDERS FEES

       No person is entitled to receive from the Company any finders fee, brokerage or commission in connection with the sale of the Shares to the Purchaser.

FOREIGN COMMITMENTS

       The Company has no commitments in foreign exchange which are not covered by forward purchase or sale (as appropriate) of the relevant currency.

POWER OF ATTORNEY

       The Company has not given any power of attorney or similar authority which remains in force and no person, as agent or otherwise, is entitled or authorised to bind or commit the Company to any obligation not in the ordinary course of the Company's business.

RESTRICTIVE CONTRACTS

       The Company has not entered into or agreed to enter into any selling, purchasing, or licensing agreement or arrangement or any agreement or arrangement which in any way restricts the freedom of the Company to carry on its business or any part thereof in such manner as it thinks fit.

BUSINESS NAMES

       The Company does not carry on business under any name other than its own corporate name.

WARRANTY AND INDEMNITY OBLIGATIONS

       Save for the representations, indemnities and warranties under the Sale of Goods Act 1979 and the Sale of Goods and Services Act 1982 or contained in customer or client contracts the Company has not sold or otherwise disposed of any assets or agreed to provide any services in circumstances such that it is, or is reasonably likely to be, still subject to any liability (whether contingent or otherwise) under any representation, warranty or indemnity given or agreed to be given on or in connection with such sale or disposal or the provision of such services.


ASSETS (OTHER THAN THE PREMISES)

TITLE TO ASSETS

       The Company was at the Accounting Date the legal and beneficial owner of all the assets included in the Accounts and now so owns and has in its possession and under its control all such assets (save for current assets subsequently disposed of in the ordinary course of its business) and all assets acquired by it after the Accounting Date free from any charge, lien, encumbrance or equity and no other person has or claims so far as the Principal Vendors are aware any rights in relation to such assets or any of them.

       The Company has not acquired or agreed to acquire any asset on terms that the property therein does not pass until full payment is made or all indebtedness discharged.

       In relation to any asset held by the Company which is the subject of any hire purchase, conditional sale, chattel leasing or retention of title agreement or otherwise belonging to a third party so far as the Principal Vendors are aware no event has occurred which entitles or which upon intervention or notice by any third party is reasonably likely to entitle any such third party to repossess the asset concerned, or terminate the agreement, or any licence in respect of the same.

FURNITURE AND OFFICE EQUIPMENT

       The furniture, fixtures, fittings, office equipment, vehicles used in connection with the business of the Company are in the possession and control and are the sole and absolute property of the Company free from any charge, lien, encumbrance, hire purchase, leasing or rental agreement or agreement for payment on deferred terms or bill of sale, and are in reasonable condition having regard to their age and usage and in safe working order if used properly.

SUBSIDIARIES, ASSOCIATES AND BRANCHES

       The Company:

       is not and has never been the holder or beneficial owner of nor has it agreed to acquire any share or loan capital of any other company (whether incorporated in the United Kingdom or elsewhere);

       does not have outside the United Kingdom any branch, agency or place of business, or any permanent establishment (as that expression is defined in the relevant double taxation relief orders current at the date of this Agreement); and

       does not have, nor has it had, any associated company (that is to say a company which falls to be treated as such for the purposes of SSAP 1).

LEASING RENTALS

       Rentals payable by the Company in relation to any leasing or similar agreement to which it is a party have not been increased.

DEBTS

       The Company is not entitled to the benefit of any debt otherwise than as the original creditor and is not and has not agreed to become a party to any factoring or discounting arrangement.

       Save as specified in the Disclosure Letter, none of the debts in excess of L.5,000 due as at the Accounting Date remain unpaid at the date of this Agreement nor has any debt which has subsequently become due to the Company (or any part of any such debt) remained unpaid for more than 90 days after the due date for payment or been released or written off or proved to be irrecoverable, nor is any such debt now regarded as irrecoverable.


EMPLOYEES AND AGENTS

PARTICULARS OF EMPLOYEES AND TERMS OF EMPLOYMENT

       The names of all employees of the Company together with copies of the standard contract of employment or service agreement applicable to them and all material particulars of the current terms of employment of all officers, employees, consultants and agents of the Company have been Disclosed.

       There is not now outstanding any contract of service or for services between the Company and any of its officers, employees, consultants or agents which is not determinable by the Company at any time on three months notice or less without compensation (other than under the Employment Protection (Consolidation) Act 1978) or any liability (other than for accrued salary, wages, commission or pension) on the part of the Company to or for the benefit of any person who is or has been an officer, employee, consultant or agent of the Company.

       Save for the resignations of the Directors, Secretary and Auditors provided for in Schedule 5, no present officer, employee, consultant or agent of the Company has given or received notice terminating his employment or appointment and no such officer, employee, consultant or agent is entitled nor (so far as any of the Principal Vendors is aware) intends as a result of this Agreement or Completion or otherwise to terminate his employment or appointment with the Company.

LIABILITIES TO AND FOR EMPLOYEES

       The Company has not since the Accounting Date paid or agreed to pay remuneration or compensation for loss of office or made or agreed to make any gratuitous payment to or for the benefit of any of its present or former officers or employees.

       All material particulars have been Disclosed of all loans and other benefits enjoyed by any officer, employee, consultant or agent of the Company in relation to the affairs of the Company and of all contracts, transactions and arrangements made or entered into by the Company and to which any of Sections 330 (general restrictions on loans, etc. to directors and persons connected with them) to 337 of the Companies Act applies.

       The Company is not under any legal or moral liability or obligation to pay bonuses, pensions, gratuities, superannuation, allowances or the like to any of its past or present officers or employees or their dependants nor is it a party to any arrangement or promise to make or in the habit of making ex gratia or voluntary payments by way of bonus, pension, gratuity, superannuation, allowance or the like to any such persons and there are no schemes or arrangements for payment of retirement pension or death benefit or similar schemes or arrangements in operation or contemplated in relation to the Company.

       The Company is not liable to pay any industrial training levy nor has outstanding any undischarged liability to pay to any government or regulatory authority in any jurisdiction any UK Tax arising in connection with the employment or engagement of employees or directors by it.

       Save to the extent (if any) to which provision or allowance has been made in the Accounts, no liability has been incurred by the Company to make any redundancy payments or any protective awards or to pay damages or compensation for wrongful or unfair dismissal or for failure to comply with any order for the reinstatement or re-engagement of any employee and no gratuitous payment has been made or promised by the Company in connection with the actual or proposed termination or suspension of employment or variation of any contract of employment of any present or former director or employee.

       There are no claims served on or threatened against the Company (nor so far as the Principal Vendors are aware any circumstance which might give rise to the making of any such claim) by any employee or former employee or third party in respect of an accident or injury which is not fully covered by insurance or by any employee, former employee, director or former director in relation to his terms and conditions of employment or appointment.

       The Disclosure Letter contains all material particulars of the schemes and arrangements operated by and contributed to by the Company for the provisions of benefits for employees of the Company and the Company has complied in all material respects with its obligations under or in relation to them.

Compliance with Statutes

       The Company has complied in all material respects with the Redundancy Payments Act 1965, the Trade Union and Labour Relations Act 1974, the Sex Discrimination Act 1975, the Equal Pay Act 1970, the Employment Protection Act 1975, the Race Relations Acts 1976 and the Employment Protection (Consolidation) Act 1978, the Transfer of Undertakings (Protection of Employment) Regulations 1981 and the Wages Act 1986 and there are no outstanding claims made against or payments due from the Company thereunder.

LABOUR RELATIONS

       The Company has not recognised any trade union or association of trade unions or any other organisation of employees in respect of its employees or any of them.

       The Company is not a party to any collective agreement or other agreement or arrangement and is not involved or reasonably likely to be involved in any industrial or trade dispute or negotiation with any trade union or other organisation of employees.

       There is no industrial action or dispute existing or so far as the Principal Vendors area aware threatened or so far as the Principal Vendors are aware anticipated in respect of or concerning any of the employees of the Company.

       So far as the Principal Vendors are aware the Company is not engaged in any unfair labour practices which could individually or in the aggregate, result in liability to the Company.

SHARE INCENTIVE AND OTHER SCHEMES

       The Company has not in existence nor is proposing to introduce any share incentive scheme, share option scheme or profit sharing scheme (including a Profit Related Pay Scheme under Chapter III of Part V of the Taxes Act) or any other scheme analogous to any of the foregoing schemes for all or any of its directors, officers or employees.


INSURANCE

       All material particulars of all insurances of the Company have been Disclosed and there are no outstanding claims or so far as the Principal Vendors are aware circumstances reasonably likely to give rise to a claim thereunder and the Company has not done or so far as the Principal Vendors are aware omitted to do anything which has made any policy of insurance void or voidable and none of the Principal Vendors is aware of any threatened termination of insurances. All premiums payable under all such policies have been duly paid and are up to date.


GRANTS

       Full particulars have been Disclosed of all investment and other grants and allowances and of all loans or financial aid of any kind applied for or received or receivable by the Company from any governmental department, board, body or agency or any other supranational or national or local authority body or agency.

       No act or transaction has been effected or omitted in consequence of which:

       the Company is or may become liable to refund in whole or in part any such grant, allowance, loan or aid as is referred to in Warranty 8.1 of this Part A of this Schedule 4; or

       any such grant, allowance, loan or aid for which application has been made by the Company will or may not be paid or will or may be reduced.


CURRENT FINANCIAL POSITION

BORROWINGS

       The amounts borrowed by the Company do not exceed any limitation on the directors' borrowing powers contained in its Articles of Association nor do any such borrowings breach any of the provisions contained in any debenture or other deed or document binding upon the Company.

BANKING FACILITIES

       Material details of all overdrafts, loans or other financial facilities outstanding or available to the Company and of all its bank and deposit accounts have been Disclosed and none of the Principal Vendors or the Company has done or omitted to do anything whereby the continuance of any such facilities in full force and effect might be adversely affected or prejudiced.

OFF BALANCE SHEET FINANCING

       The Company has not engaged in any borrowing or financing not required to be reflected in the Accounts.


REGULATORY MATTERS

       So far as the Principal Vendors are aware, neither the Company nor any of its officers or employees has done or omitted to do any act or thing, the doing or commission of which (as the case may be) is in contravention or breach of or the subject of enquiry, complaint, investigation or proceedings or request for undertakings or assurances or the revocation or refusal of any licence or permit which it is necessary or desirable for the Company to hold under the provisions of any Act, Order or Regulation whether made in the United Kingdom or elsewhere and in particular (but without prejudice to the generality of the foregoing):

       any of the provisions of the Companies Act or the Financial Services Act 1986 or the Data Protection Act 1984;

       any of the provisions of the Restrictive Trade Practices Act 1976, the Resale Prices Act 1976, the Fair Trading Act 1973 or the Competition Act 1980;

       the Trade Descriptions Acts 1968 to 1972, the Consumer Credit Act 1974 or the Consumer Protection Act 1987; or

       any anti-trust, anti-monopoly or consumer law Act, Regulation or Order made in the UK.

       The Company has not received any aid from any European Community member state or through any state resources in breach of Articles 92 and 93 of the Treaty of Rome.

       Full details have been Disclosed of any code of practice to which the Company, either directly or through any trade association is subject, and the Company has not been notified of any complaint that it is in breach of any such code of practice.

       The Company has no knowledge that any terms upon which the Company regularly does business are or may be unenforceable by virtue of the Sale of Goods Act 1979, the Sale of Goods and Services Act 1982, the Unfair Contract Terms Act 1977, or the Consumer Credit Act 1974.

PRODUCTS/SERVICES QUALITY AND SAFETY

       Each product developed, sold, or delivered by the Company has been in conformity in all material respects with all applicable contractual commitments and all express and implied warranties, and the Company does not have any liability for replacement or repair thereof or other damages in connection therewith. No product developed, sold or delivered by the Company is subject to any guarantee, warranty, or other indemnity beyond the applicable standard terms and conditions of sale or beyond that implied or imposed by applicable law. The Disclosure Letter sets out copies of the standard terms and conditions of sale for the Company.

       There are no material outstanding claims against the Company in respect of defects in quality or delays in delivery or completion of contracts or deficiencies of design or performance of equipment or otherwise relating to liability for Products or services supplied or to be supplied by the Company and no such claims are or so far as the Principal Vendors are aware anticipated or threatened.


LITIGATION

       Neither the Company nor any person for whose acts or omissions it may be vicariously liable is engaged in or subject to any civil, criminal or arbitration proceedings and no such proceedings have been served or as far as any of the Principal Vendors are aware, threatened by or against the Company or against any such person and so far as the Principal Vendors are aware there are no facts or circumstances reasonably likely to give rise to any such proceedings. The Company has received no notice that there are any investigations current nor so far as the Company or any of the Principal Vendors is aware, threatened against the Company or any of its officers or directors.


INSOLVENCY

       No order has been made, or petition presented, or resolution passed for the winding up of the Company and there is not outstanding:

       any petition or order for the winding up of the Company;

       any appointment of a receiver over the whole or any part of the undertaking or assets of the Company;

       any petition or order for the administration of the Company;

       any voluntary arrangement between the Company and any of its creditors;

       any distress or execution or other process levied in respect of the Company, which remains undischarged;

       any unfulfilled or unsatisfied judgment or court order against the Company.

       There are no circumstances known to any of the Vendors which would entitle any person to present a petition for the winding-up or administration of the Company or to appoint a receiver over the whole or any part of the Company's undertaking or assets.

       The Company is not deemed unable to pay its debts within the meaning of
Section 123 of the Insolvency Act 1986.

       The Company has not been party to any material transaction with any third party which, in the event of any such third party going into liquidation or an administration order or a bankruptcy order being made in relation to it or him, would constitute (in whole or in part) a transaction at an undervalue, a preference, an invalid floating charge or an extortionate credit transaction or part of a general assignment of debts under Sections 238 to 245 (inclusive) and Sections 339 to 344 (inclusive) of the Insolvency Act 1986.


COMPLIANCE

       The Company has not been a party to any undertaking or assurance given to any Court or governmental agency which is still in force and there are no judgments or orders given or made by any Court or governmental agency against the Company which have not been fully satisfied and complied with.

       All necessary licences, consents, permits and authorities (public and private) have been obtained by the Company to enable the Company to carry on its business in the places and in the manner in which such business is now carried on and all such licences, consents, permits and authorities are valid and subsisting and none of the Vendors know of any reason why any of them should be suspended, cancelled or revoked or should not be renewed upon the expiry of their existing term.


COMPANIES ACT AND OTHER LEGISLATION

MEMORANDUM AND ARTICLES OF ASSOCIATION

       A copy of the Memorandum and Articles of Association of the Company has been Disclosed.

FILING

       All documents required by the Companies Act to be filed with the Companies Registration Office or any other authority or so required to be published in respect of the Company have been duly filed or published as the case may be and due compliance has been made in all material respects with all other legal requirements relating to the formation of the Company and the conduct of its business and to distributions and issues of shares, debentures and other securities thereof and the keeping and filing of books, records and documents.

CHARGES

       No charge in favour of the Company is void or voidable for want of registration.

       So far as the Principal Vendors are aware, no event has occurred causing, or which upon intervention or notice by any third party may cause, any floating charge created by the Company to crystallise or any charge created by it to become enforceable nor has any such crystallisation occurred or is such enforcement in process.

DIRECTORS AND OFFICERS

       The Directors are the only directors of the Company and no person is a shadow director (within the meaning of Section 741 of the Companies Act) of the Company.

       None of the persons who at present is a director or officer of the Company is or was at any material time subject to any disqualification order under the Companies Act the Insolvency Act 1986 or the Company Directors Disqualification Act 1986.


CAPITAL OF THE COMPANY

       The authorised and issued share capital of the Company is as set out in
Schedule 2.

       The Vendors are the beneficial owners and registered holders of the Shares which have been issued in proper legal form and fully paid or credited as fully paid, and each of the Vendors is entitled as beneficial owner to sell such of the Shares as are set out opposite his name in Column 2 of Schedule 1 free from all claims, charges, liens, encumbrances, equities and adverse rights of any description and together with all rights attached or accruing thereto and the right to receive all dividends and other distributions as at and from the Accounting Date.

       The Company has never reduced its share capital or redeemed, repaid or purchased any share capital or agreed to do so.

       There is not now outstanding any loan capital of the Company nor any agreement, arrangement or option (other than the Options) under which any person may now or at any time hereafter call for the creation, allotment, issue, sale or transfer of any loan or share capital of the Company or require any loan or share capital of the Company to be put under option.


EFFECT OF AGREEMENT

       There are no contracts or arrangements (whether written or oral) to which the Company is a party which will by their terms be determinable as a result of the provisions of this Agreement or Completion.

       The execution and delivery of this Agreement and the fulfilment and performance of and compliance with the terms thereof by the Vendors do not and will not:

       conflict with, violate or result in a breach by the Company or the Vendors of the terms, provisions or conditions of any agreement or any law, undertaking to or judgment, order, injunction or decree of any Court;

       relieve any person of any contractual or other obligation to the Company or entitle any person to terminate any such obligation;

       so far as the Principal Vendors are aware result in any indebtedness, present or future, of the Company becoming due or capable of being declared due and payable prior to the stated maturity date; or

       give rise to any contractual or other obligation of the Company to any person or entitle any person to require the performance of or compliance with any existing contractual or other obligation of the Company.


SUBSIDIARY UNDERTAKINGS

       The Company has no subsidiary undertaking (as that term is defined in Section 258 of the Companies Act).


PARTICIPATING INTERESTS

       The Company has no participating interest (as that term is defined in Section 260 of the Companies Act) in any undertaking (as that term is defined in
Section 259 of the Companies Act).

                                   SCHEDULE 4

                                     PART B

                           WARRANTIES RELATING TO TAX


                           ADMINISTRATION AND RETURNS

PROVISION

       The Company has no actual liability for Tax in respect of any financial period down to and including the Accounting Date or referable to profits (including income and gains) made or deemed to have been made on or before the Accounting Date which has not been fully provided for in the Accounts.

       No liability to Tax has been incurred by the Company since the Accounting Date other than in the ordinary course of business.

PAYMENT OF TAX

       At the date hereof the Company has duly paid all Tax which it has before that date become liable to pay and there are (and at Completion there will be) no liens or other encumbrances on the assets of the Company relating to or attributable to Tax.

INTEREST/PENALTIES

       The Company is under no liability to pay any interest, penalty, fine or default surcharge in connection with any Tax.

RETURNS

       The Company has, or prior to Completion will have, accurately prepared and duly filed all tax returns, and or delivered all accounts, notices, computations, statements and reports required to be filed or delivered on or before that date under any applicable legislation or regulations relating to Taxation (whether of the United Kingdom, United States or elsewhere in the world) ("Returns") and relating to any and all Taxes attributable to the Company or its operations, or for which the Company is liable or has become liable, and except as set forth in the Disclosure Letter, such Returns are true and correct in all material respects and have been completed in accordance with applicable law in all material respects. The Company has duly and punctually withheld or paid, or, prior to Completion, will have withheld or paid, all income tax, social security and national insurance contributions and other Taxes the Company is required to withhold or pay on or before that date with respect to its employees, independent contractors or other third parties.

DISPUTES

       None of the aforementioned Returns have been disputed by any Tax
Authority.

INVESTIGATIONS

       The Company's affairs have not been the subject of any dispute, audit or investigation by any Tax Authority.

CLAIMS AND ELECTIONS

       All claims, disclaimers, elections, appeals or applications which the Company has made in respect of Tax have been Disclosed.

CLEARANCES AND CONSENTS

       All clearances or consents relating to Tax (including for the avoidance of doubt clearances made pursuant to section 765) obtained by or on behalf of the Company have been properly obtained on the basis of full and accurate disclosure to the relevant Tax Authority of all material facts and circumstances; any transaction for which such consent or clearance was obtained has been carried out in accordance with the terms of the relevant application and consent or clearance; any such consent or clearance was and remains valid and effective.

       All agreements or other arrangements currently subsisting which have been made with or by any Tax Authority and which make a clear departure from the terms of the relevant legislation or the published practice of the relevant Tax Authority have been Disclosed.


CAPITAL ALLOWANCES

       The Company has made no claim for capital allowances under Sections 520 to 533 (inclusive) of the Taxes Act.

       Up to the date hereof the Company has correctly operated:

       a statutory sick pay scheme in accordance with the provisions of the Social Security and Housing Benefits Act 1982 and the regulations made thereunder;

       a statutory maternity pay scheme in accordance with the provisions of the Social Security Act 1986 and the regulations made thereunder.

       The Company has complied with the provisions of Section 85 of the Finance Act 1988 (duty to furnish returns where person acquires shares in a company in certain circumstances).

       The Company is not and has not been a party to any arrangement which has been or is being challenged as being an abnormal pay practice under regulation 21 of the Social Security (Contributions) Regulations (SI 1979/591).


STAMP DUTY

       All documents which are required to be stamped and which are in the possession or under the control of the Company and to which the Company is a party have been duly stamped and the appropriate stamp duty (if any) has been paid and there is no liability for any penalty in respect of such duty and no such documents which are outside the United Kingdom would attract stamp duty if they were brought into the United Kingdom.


VALUE ADDED TAX

       The Company is a taxable person for the purposes of VAT and has duly registered with its local Customs and Excise Office.

       The Company has at all times issued correct tax invoices to all persons properly requiring the same in respect of its taxable supplies either by way of goods or of services and has likewise received all appropriate tax invoices from its suppliers and others and has kept all necessary records and documents required to complete and verify its quarterly VAT returns.

       The Company has in all other material respects complied with the VAT legislation and all regulations, notices, orders, provisions and directions relating to VAT.

       The Company is not in arrears with any payments or returns under such legislation or liable to any abnormal or non-routine payment or any forfeiture, penalty, interest or surcharge or to the operation of any penal, interest or surcharge provisions contained therein.

       The Company is not and has never been partially exempt for VAT purposes.

       The Company has never been required by the Commissioners of HM Customs and Excise to give security.

       There is not nor has there at any time been in force a group or similar election for VAT purposes in relation to the Company and the Company has not been the subject of our application for group registration.

       The Company is not and has not agreed to become agent, manager or factor (for the purposes of Section 47 of the VAT Act 1994) of any person who is not resident in the United Kingdom.

       Full particulars of any claim for bad debt relief made or which may be made by the Company under part XVIII or XIX of the VAT Regulations 1995
(SI 1995/2518) or Section 11 of the Finance Act 1990 (refund of tax in cases of bad debts) have been Disclosed.

       The Company nor any relevant associate of the Company (within the meaning of paragraph 3(7)) of Schedule 10 to the VAT Act 1994) has not made and will not prior to Completion make an election under paragraph 2 of Schedule 10 to the VAT Act 1994 (election to waive exemption).

       The Company does not own any assets which are subject to the Capital Goods Adjustment Scheme pursuant to part XV VAT Regulations 1995.

                                   SCHEDULE 4

                                     PART C

                               PROPERTY WARRANTIES


PREMISES

       In this Part C of Schedule 4 these warranties apply to each and every one of the Premises as set out in Schedule 3.


THE PREMISES

       The particulars of the Premises (and of any leases, underleases, tenancies, licences and other agreements subject to and/or with the benefit of which the same are held) as set out in Part A and Part B of Schedule 3 are true, complete and accurate.

       The Company does not own, use or occupy any premises other than the Premises and has no liability (existing or contingent) in respect of any land or building previously owned, occupied or otherwise used by the Company or in which it had an interest.


TITLE

       The Company is solely entitled at law and in equity to the Premises.

       The Company is in physical possession and actual occupation of the whole of the Premises on an exclusive basis and no right of occupation or enjoyment has been acquired or is in the course of being acquired by any third party or has been granted or agreed to be granted to any third party save for the rights of occupation of third parties set out in Part B of Schedule 3.

       All of the title deeds and documents necessary to prove title to the Premises are in the Company's possession and control, have been properly stamped. On Completion the documents of title to be handed over to the Purchaser will consist of the original documents.

       Save as referred to in the Leases no right, easement, quasi easement, profit, licence or informal arrangement, public or private, is enjoyed or is in the course of being acquired by or against the Premises and none so far as the Principal Vendors are aware has been proposed or is necessary for the full use and continued beneficial occupation of the Premises.


LEASEHOLD PREMISES

       Each of the leasehold Premises is held under the lease ("Lease") details of which are correctly set out in Part A of Schedule 3.

       All monies due to the lessor under each Lease (whether or not reserved as rent) have been paid as and when they became due and none have been commuted, waived or paid in advance of the due date for payment.

       No monies, collateral assurances, undertakings, waivers or concessions have been made paid or given by any party to each Lease.

       There are no rent reviews in the course of negotiation or which have fallen due at a date prior to the Completion Date.

       The Company has strictly observed and performed all material covenants, restrictions, stipulations and other obligations contained in each Lease and any deeds or documents supplemental thereto and there has been no waiver (expressly or impliedly) of or acquiescence to any breach thereof, nor is the Company aware of any event that would constitute such a breach.


PLANNING AND USER OF PREMISES

       The current use of the Premises is as offices.

       So far as the Principal Vendors are aware the current use of the Premises is the permitted use for the purposes of the Town & Country Planning Acts 1971 to 1990 (the "PLANNING ACTS").

       All consents, orders and regulations issued under the Planning Acts and building regulations consents and bye-laws for the time being in force have been complied with in all material respects in relation to the Premises.


ENCUMBRANCES

       The Company has not mortgaged or charged the Premises or caused the Premises to be the subject of any (whether legal or equitable and whether fixed or floating), lien or other right in the nature of security or any option, right of pre-emption or right of first refusal nor is there any agreement or commitment to give or create any of the foregoing.

       The Premises are not subject to the payment of any outgoings other than uniform business rates and water rates (and (in the case of leaseholds) rent, insurance premiums, and service charges) and all outgoings have been paid when due and none are disputed.

       There are no circumstances which (with or without the taking of other action) would entitle any third party to exercise a right of entry or forfeiture or to take possession or which would in any other way affect or restrict the continued possession, enjoyment or use of any of the Premises for its present purpose.

STATUTORY OBLIGATIONS

       The Company has complied in all material respects with all applicable statutory and bye-law requirements relating to the Premises and in particular (but without limitation) with all requirements as to fire precautions and under the Public Health Acts, the Housing Acts, the Highway Acts, the Offices, Shops and Railway Premises Act 1963, the Fire Precautions Act 1971, the Health and Safety at Work (etc.,) Act 1974, the Water Act 1989 and the Environmental Protection Act 1990 and all regulations, rules and delegated legislation thereunder.

       The Premises have a fire certificate where required and comply with fire regulations.


COMPLAINTS AND DISPUTES

       No notices, complaints or requirements have been issued or made (whether formally or informally) by any competent authority or undertaking exercising statutory or delegated powers in respect of the Premises or the user thereof or any machinery, plant or equipment therein and the Principal Vendors do not expect and are not aware of any matter which could lead to any such notice or complaint or requirement being issued or made.

       There exists no dispute between the Company and the owner or occupier of any other premises adjacent to or neighbouring the Premises or with any lessor, lessee, licensee or other occupier of the Premises and the Principal Vendors do not expect and are not aware of any circumstances which may give rise to any such dispute hereafter.

       The Company has not (nor has anyone on its behalf) expressly or impliedly waived any breach by any person of any covenant, agreement, restriction, stipulation or obligation relating to the Premises or any part thereof or of which the Premises or any part thereof has the benefit.


VAT STATUS

       Where an election under paragraph 2 of Schedule 10 to the VAT Act 1994 (election to waive exemption) has been made in respect of the Premises such fact is correctly indicated in Part B of Schedule 3.

                                   SCHEDULE 4

                                     PART D

                               PENSION WARRANTIES



       In this Schedule "SCHEME" means each of the Pension Schemes referred to in the Disclosure Letter.

       Full particulars of the Scheme including true and accurate copies of all booklets, announcements, governing trust deeds, rules, [members rules], policies, latest accounts, latest actuarial reports and other deeds and documents have been Disclosed.

       In relation to the Company's participation in the Scheme in respect of its members and of those persons who are spouses, children and dependants of members ("MEMBERS"):

       the Scheme complies, and has at all times complied with, all applicable legislation relative to occupational pension schemes and has been operated in accordance with the requirements of both the Pension Schemes Office and Occupational Pensions Board and the requirements of EC law;

       Employments in relation to the Scheme are not to be treated as Contracted-Out employments for the purpose of the Pension Schemes Act 1993;

       the assets, investments or policies held by the trustees of the Scheme are sufficient to satisfy the liabilities and obligations (both current and contingent) which the Scheme has to its Members at the date of this Agreement;

       the Scheme is exempt approved under Chapter I or Chapter IV of part XIV of the Taxes Act for the purposes of the Pension Schemes Office of the Inland Revenue and there is no reason why such approval should be withdrawn;

       all contributions due as at Completion to the trustees of the Scheme or any insurance company have been paid and there are no actions, suits or claims pending or threatened by any of the Members and there is no fact or circumstance likely to give rise to any such proceedings;

       no undertakings or assurances have been given or implied to the Members as to the introduction, continuance, increase or improvement of any retirement, death or disability benefits or increase or change of the rate of contribution to be made by the Company (whether or not there is any legal obligation to do so);

       no discretion has been exercised under the Scheme to provide a benefit which would not otherwise already be provided for under the Scheme and no power to augment or provide new or additional benefits has been exercised;

       there do not exist any loans from the Scheme to the Vendors or any of them or to the Company or to any of the Members or beneficiaries of the Scheme or to any third party;

       all benefits payable on the death of a Member whilst in employment (other than a return of the Member's own contributions and contributions paid in respect of him) or during a period of sickness or disability are fully insured with an insurance company of repute and each Member has been covered for such insurance at normal rates and on normal terms for persons in good health;

       all pension benefits payable on the death or retirement of a Member under the Scheme are related and dependent upon the investment of contributions made by and in respect of that Member and are not guaranteed in relation to a proportion of remuneration upon the occurrence of those events.

                                   SCHEDULE 4

                                     PART E

                        INTELLECTUAL PROPERTY WARRANTIES

In this Part E of Schedule 4:

       "INTELLECTUAL PROPERTY"

              means any or all of the following and all rights in, arising out of, or associated therewith: (i) all United Kingdom, United States and foreign patents and applications therefor and all reissues, divisions, renewals, extensions, provisionals, continuations and continuations in-part thereof; (ii) all inventions (whether patentable or not), invention, disclosures, improvements, trade secrets, proprietary information, know how, technology, technical data and customer lists, and all documentation relating to any of the foregoing; (iii) all copyrights, copyrights registrations and applications therefor and all other rights corresponding thereto throughout the world; (iv) all industrial designs and any registrations and applications therefor throughout the world; (vi) all trade names, logos, common law trademarks and service marks; trademark and service mark registrations and applications therefor and all goodwill associated therewith throughout the world; (vii) all databases and data collections and all rights therein throughout the world; and (viii) all computer software including all source code, object code, development tools, files, records and data, all media on which any of the foregoing is recorded; and
              (ix) any similar, corresponding or equivalent rights to any of the foregoing; and (x) all documentation related to any of the foregoing.

       "INTELLECTUAL PROPERTY RIGHTS"

              means all Intellectual Property owned, used or enjoyed by the Company in connection with the business carried on by the Company at Completion and references to Intellectual Property Rights shall be construed as including references to each individual right and all of them;

              The Company owns or has the right to use pursuant to licence, sublicence, agreement or permission all Intellectual Property reasonably necessary for the operation of its business as now carried on. Except as indicated In the Disclosure Letter, each Intellectual Property Right owned or used by the Company immediately prior to Completion will be owned or available for use by the Company on identical terms and conditions immediately subsequent to the Completion.

       Neither the Company nor any of the Company's employees has interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Intellectual Property of third parties, nor has the Company ever received any written charge, complaint, claim, demand, or notice alleging any such interference, infringement, misappropriation, or violation (including any claim that the Company must license or refrain from using any Intellectual Property of any third party). No third party has interfered with, infringed upon, misappropriated, or otherwise come into conflict with any of the Intellectual Property Rights.

       The Disclosure Letter describes the Intellectual Property Rights and identifies each material licence, agreement, or other permission which the Company has granted to any third party with respect to any of its Intellectual Property. Except as disclosed in the Disclosure Letter, with respect to each Intellectual Property Right:

       the Company possesses all right, title, and interest in and to the right, or has the valid right to use the Intellectual Property Rights, free and clear of any lien, licence, or other restriction and to the extent that any Intellectual Property has been developed or created by any person other than the Company, the Company has a written assignment from such person and the Company has obtained ownership of, and is the exclusive owner of, all such Intellectual Property;

       the right is not subject to any outstanding injunction, judgement, order, decree, ruling, or charge;

       no action, suite, proceeding, hearing, investigation, charge, complaint, claim, or demand has been served or, to the knowledge of the Company, is threatened which challenges the legality, validity, enforceability, use or ownership of the right and except for customary indemnification provided in connection with agreements in the form previously provided by the Company to the Purchaser in the contracts provided the Disclosure Letter, the Company has not agreed to indemnify any person or third party for or against any interference, infringement, misappropriation, or other conflict with respect to the right.

       The Disclosure Letter identifies each item of Intellectual Property that any third party owns and that the Company uses in connection with its programs referred to in paragraph 6 below. Except as disclosed in the Disclosure Letter, with respect to each item of Intellectual Property identified in the Disclosure
Letter:

       the licence, sublicence, agreement or permission is and will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms immediately following the consummation of the transactions contemplated hereby (including any assignments or assumptions required by the terms of any contract to which the Company is a party);

       neither the Company nor, to the knowledge of the Company, any other party to the licence, agreement or permission is in breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or default or permit termination, modification, or acceleration thereunder;

       no party to the licence, agreement or permission has repudiated any material provision thereof;

       to the knowledge of the Company, with respect to each sublicence, the warranties set forth in paragraphs 5.1 to 5.3 above are true and correct with respect to the underlying licence;

       the Company has not granted any sublicence or similar right with respect to the licence, sublicence, agreement or permission; and all the Company's products technology and services (including products currently under development) and all of the Company's internal computer and technology products and systems will record, store, process, calculate and present calendar dates falling on and after (and if applicable, spans of time including) January 1, 2000, and will calculate any information dependent on or relating to such dates in the same manner, and with same functionality, data integrity and performance, as the products record, store, process, calculate and present calendar dates on or before December 31, 1999, or calculate any information dependent on or relating to such dates.

       The Company is the sole legal and beneficial owner of the copyright in the code for Rapport and the associated administration and operational programs, Seminar Manager, Schedule Manager, Deal Manager, Fixed Income, Sales Manager, Equity Sales Manager and Fund Manager.

                                   SCHEDULE 4

                                     PART F

                          HEALTH AND SAFETY WARRANTIES


DEFINITIONS

       "HEALTH AND SAFETY LEGISLATION"

              means all applicable statutes, statutory instruments, common law, treaties, regulations, directives, codes of practice, guidance notes including but without limitation the Fire Precautions Act 1971 and the Health and Safety at Work etc Act 1974, the Management of Health and Safety at Work Regulations 1992 and the Workplace (Health Safety & Welfare) Regulations 1992 concerning the health and safety of those who work for the Company whether as employees or otherwise.


WARRANTIES

       So far as the Principal Vendors are aware the Company has complied in all material respects and continues to comply in all material respects with all conditions, limitations, obligations, prohibitions and requirements contained in any Health and Safety Legislation and so far as the Principal Vendors are aware there are no facts or circumstances which are reasonably likely to lead to any breach of any Health and Safety Legislation.

       There have been no claims, investigations or proceedings against or threatened against the Company or any of its directors, officers or employees in respect of accidents, injuries, illness, disease or any other harm to the health and safety of employees, contractors or any other persons caused by breaches of Health and Safety Legislation and so far as the Principal Vendors are aware there are no facts or circumstances which are reasonably likely to lead to any such claims, investigations or proceedings.

       The Company has and has maintained employers liability insurance and no claims in respect of health and safety have been made or are contemplated under such insurance policies.

                                   SCHEDULE 5

                             COMPLETION REQUIREMENTS


OBLIGATIONS OF THE VENDORS

       At Completion the Vendors shall deliver to the Purchaser:

       the Tax Deed duly executed under seal by the parties thereto (other than the Purchaser);

       duly executed transfers of the Shares in favour of the Purchaser or its nominees and the share certificates in respect of the Shares together with any power of attorney or other authority under which such transfers have been executed;

       a release executed under seal by each of the Vendors in the agreed form;

       the statutory and other books duly written up to date, the Certificate of Incorporation Certificates of Incorporation on Change of Name and common seal of the Company;

       the title deeds relating to the Premises and all insurance policies, premium receipts, maintenance contracts and other documents relating to the Premises;

       all documents of title, certificates, deeds, licences, agreements and other documents relating to the Company's Intellectual Property Rights and all manuals, drawings, plans, documents and other materials and media on which the Company's Know-How is recorded;

       all books of account and other books and records and copies of the Memorandum and Articles of Association of the Company;

       letters of resignation from each of the Directors (other than Nicholas Sedgwick) of the Company each of whom shall resign from all his offices and employments with the Company with immediate effect after the appointment of the Purchaser's nominees hereinafter mentioned and shall at Completion deliver to the Purchaser a deed of acknowledgement in the agreed form to the effect that he has no claim for any payment in respect of redundancy or unfair dismissal or compensation for loss of office or employment or any other claim or right of action against the Company;

       statements showing the balances on all bank accounts of the Company at the close of business on a date no earlier than two Business Days before the Completion Date, together with a list of all sums received and cheques drawn in excess of L.500 for any one item since that date;

       the Non Disclosure Agreements duly executed by each of the relevant Vendors;

       (if so required by the Purchaser) irrevocable powers of attorney in the original terms executed by each of the Vendors in favour of the Purchaser to enable the Purchaser (pending registration of the Purchaser as the holder of the Shares) to exercise all voting and other rights attaching to the Shares and to appoint proxies for these purposes.

       At Completion the Vendors shall procure that:

       the auditors of the Company shall resign their office in accordance with
       Section 392 of the Companies Act (without any claim for compensation for loss of office or otherwise) and that the notice of resignation so deposited at the registered office of the Company shall bring to an end the auditors' term of office on the Completion Date and contain a statement in accordance with Section 394(1) of the Companies Act;

       a board meeting of the Company be held at which:

              it shall be resolved that the said transfers in respect of the Shares be passed for registration subject only to them being re-presented duly stamped;

              all existing bank mandates shall be revoked and new instructions to banks shall be given in such form as the Purchaser may require;

              Messrs Arthur Andersen shall be appointed auditors of the Company;

              Kevin Scully and Steve Webb shall be appointed additional Directors of the Company;

              the accounting reference date of the Company shall be changed to 31 December; and

              the Variation Letters shall be approved and executed on behalf of the Company;

       all amounts owing to the Company by any of the Vendors or any of the Directors or any Connected Person in relation to the Vendors, the Directors or any of them shall be repaid in full; and

       all the papers, books, records (in whatever medium) and all other assets of the Company which are within the possession or under the control of the Vendors, the Directors or any of them, or any Connected Person of the Vendors the Directors or any of them are delivered to the Company.


OBLIGATIONS OF THE PURCHASER

       On Completion the Purchaser shall:

       deliver to the Vendors a counterpart of the Tax Deed duly executed by the Purchaser; and

       satisfy the consideration for the Shares as provided in Clause 3 of this Agreement.


ESCROW

       The Principal Vendors and the Purchaser shall sign the Escrow Instruction Letter in duplicate and deliver one signed copy each to the Vendors' Solicitors and the Purchaser's Solicitors.

                                   SCHEDULE 6

                                    TAX DEED


DATE


PARTIES

(1) THE PERSONS whose names and addresses are set out in the Schedule hereto ("COVENANTORS"); and

       NEW ERA OF NETWORKS LIMITED (Company Number: 3207149) the registered office of which is situated at Ashgate House, Hazelmoor Lane, Gallowstree Common, South Oxfordshire RG4 9D ("PURCHASER").


IT IS AGREED AS FOLLOWS:


DEFINITIONS AND INTERPRETATION

DEFINITIONS

       In this Deed (including the Schedule):

       "ACCOUNTS"

              means the audited profit and loss account and balance sheet of the Company as at the Accounting Date;

       "ACCOUNTING DATE"

              means 30 June 1997

       "ACCOUNTING PERIOD"

              has the meaning ascribed thereto in Section 12 Income and Corporation Taxes Act 1988;

       "AGREEMENT"

              means the agreement of today's date between the Covenantors and others as vendors and the Purchaser for the sale and purchase of the Shares;

       "ASSESSMENT"

              includes any claim, assessment, notice, demand, letter, counterclaim or other document issued or made, or action taken, by or on behalf of any Tax Authority by virtue of which the Company has, or is alleged to have, a Liability to Tax, or from which it appears that the Company has, or will or may have, a Liability to Tax, or from which it is sought to impose upon the Company a Liability to Tax;

       "BUSINESS DAY"

              means any day which is not a Saturday, a Sunday or a bank or public holiday in England and Wales;

       "COMPANY"

              means MENHIR LIMITED;

       "CLAIM"

              means any claim by the Purchaser against the Covenantors pursuant to Clause 2;

       "COMPLETION"

              means completion of the sale and purchase of the Shares pursuant to the Agreement;

       "EVENT"

              means any transaction (including entry into the Agreement or the purchase or sale of an asset), act (including Completion the migration of a company or the inclusion or exclusion of a Company within a group of companies for any purpose), omission, receipt, and distribution and failure to make sufficient distributions to avoid an apportionment or deemed distribution of income and any combination of two or more such occurrences;

       "LIABILITY TO TAX"

              means (i) a liability to pay Tax and (ii) such sums treated as being a liability to Tax in Clause 1.3;

       "RELIEF"

              includes any relief, loss, allowance, exemption, set-off, deduction or credit in respect of any Tax, or any set-off or deduction in computing income, profits or gains for the purposes of any Tax;

       "SHARES"

              means 2,109 Ordinary shares of L.1.00 each in the share capital of the Company;

       "TAX"

              means all taxes, duties, levies, imposts, charges and withholdings of any nature whatsoever, whether created or imposed in the United Kingdom or elsewhere and at whatever time created or imposed which are collected and administered by any Tax Authority acting as such and includes:

              (a) within the United Kingdom, income tax, corporation tax, advance corporation tax, capital gains tax, value added tax, customs' duties

                     (including import duties, excise duties), capital duty, stamp duty, stamp duty reserve tax, inheritance tax, national insurance contributions, and any other forms of taxes, duties, levies, imposts, charges or withholdings similar to or supplementing or replaced by or replacing the foregoing or any of them; and

              (b) outside the United Kingdom, any liability to any taxes, levies, duties, imposts, charges and withholdings of any nature whatsoever, including (without limitation) taxes on gross or net income, taxes on profits or gains and taxes on receipts, sales, use, occupation, franchise, value added, and personal property, in all cases together with all incidental or supplemental penalties, charges, interest, fines and default surcharges and costs;

       "TAX AUTHORITY"

              means any taxing or other authority (whether within or outside the United Kingdom) competent to impose, administer or collect any Tax;

In this Deed:

       references to the loss of a Relief or of a right to repayment of Tax include references to the loss, withdrawal, nullifying or cancellation of a Relief or of a right to repayment of Tax;

       references to the utilisation of a Relief or of a right to repayment of Tax include references to the utilisation or setting off of a Relief or of a right to repayment of Tax; and

       references to the loss or utilisation of a Relief shall be construed accordingly.

       Subject to Clause 1.4 there shall be treated as an amount equal to a "Liability to Tax" which arises as a result of an Event occurring on or before
Completion:

       any amount of Relief arising prior to Completion which has been taken into account in computing, or in obviating the need for, any provision for Tax or deferred tax in the Accounts which is not available to the Company;

       all or any part of a right to repayment of Tax which has been treated as an asset of the Company in the Accounts or which has been taken into account in computing, or in obviating the need for, any provision for Tax or deferred tax in the Accounts which is not available to the Company;

       any amount of consideration for Relief surrendered pursuant to an agreement made on or before Completion which the Company is obliged to pay or repay.

       In any case falling within Clause 1.3 the amount that is to be treated for the purposes of this Deed as a Liability to Tax of the Company (the "DEEMED TAX LIABILITY") shall be determined as follows:

       in a case which falls within Clause 1.3.1 where the relevant Relief consisted of a deduction from or offset against Tax, the Deemed Tax Liability shall be the amount of that deduction or offset;

       in a case which falls within Clause 1.3.1 where the relevant Relief consisted of a deduction from or offset against income, profits or gains, the Deemed Tax Liability shall be, if the Relief is not available the amount of Tax which is payable and which would have been saved had such Relief been available.

       in a case falling within Clause 1.3.2 the Deemed Tax Liability shall be the amount of such repayment of Tax or part thereof.

       in a case falling within 1.3.5 the Deemed Tax Liability shall be the amount which the Company is required to pay.

       In this Deed references to an Event occurring on or before Completion shall be deemed to include any combination of two or more Events the first of which has taken place or took place on or before Completion provided that any Event taking place before Completion occurred outside the ordinary course of business of the Company and provided further that any Event taking place after Completion takes place within the ordinary course of business of the Company.

       Words and expressions (if any) which are defined in the Agreement and which are not expressly defined in this Deed, and rules of interpretation which are provided for in the Agreement and which are not otherwise expressly provided for in this Deed, shall have the same meaning in and shall apply to this Deed and shall be deemed to be incorporated in this Deed.

       Words and expressions (if any) neither defined in this Deed nor in the Agreement but which are defined or used in any legislation relating to Tax which is relevant in the context shall have the same meaning in this Deed as they have in such legislation.

In this Deed:

       references to income, profits or gains accrued, or being earned or received, on or before a particular date or in respect of a particular period shall include any profits deemed for Tax purposes to have accrued, or to have been earned or received, on or before that date or in respect of that period; and

       references to "INCOME, PROFITS OR GAINS" shall include receipts, value and any other criterion used in establishing the incidence of any Tax or measure in establishing the amount of any Liability to Tax.

       In this Deed unless the context otherwise requires words importing the singular only shall include the plural and vice versa, words importing the masculine gender only shall include the feminine gender and vice versa, and words importing natural persons only shall include corporations, unincorporated associations and partnerships and vice versa.

       Unless otherwise stated references to any Clause or Schedule is a reference to the appropriate clause of or schedule to this Deed.

       Clause headings are for convenience only and accordingly shall be disregarded in interpreting this Deed.

COVENANT

       Subject as hereinafter provided the Covenantors hereby severally covenant with the Purchaser as follows:

       to pay to the Purchaser an amount equal to any Liability to Tax of the Company which arises as a consequence of or by reference to:

              any Event occurring on or before Completion; or

              any income, profits or gains which accrued, or which were earned or received, on or before Completion or in respect of a period ending on or before Completion,

              in each case whether or not such Liability to Tax is also chargeable against or attributable to any other person.

       to pay to the Purchaser from time to time amounts equal to any costs and expenses reasonably incurred by the Purchaser or the Company in connection with any Liability to Tax as is referred to in clause 2.1.1 or any Claim of in taking or defending any action pursuant to this Deed.

       Each of the covenants contained in paragraphs (a) and (b) of clause 2.1.1 shall be construed as giving rise to separate and independent obligations and shall not be restricted by the other save that (for the avoidance of doubt) any payment by the Convenantors in respect of a liability under one covenant shall pro tanto discharge any liability under the other so far as it arises from the same subject matter.


LIMITATIONS

EXCLUSIONS

       The Covenantors shall not be liable under Clause 2 in relation to any Liability to Tax of the Company:

       to the extent that provision or reserve in respect of such Liability to Tax was made in the Accounts (not being a provision or reserve for deferred tax) or such liability to Tax was taken into account in calculating any such provision or reserve; or

       to the extent that provision or reserve made in the Accounts is insufficient only by reason of any increase in rates of Tax or change in Tax law or the published practice of any Tax Authority announced or taking effect after the date of the Accounts with retrospective effect; or

       if and to the extent that such Liability to Tax arises in consequence of an Event which has occurred since the Accounting Date in the ordinary course of the business of the Company; or

       to the extent that such Liability to Tax having previously been provided for in audited accounts of the Company was discharged before Completion; or

       to the extent that any claim arising therefrom may be satisfied or mitigated by the utilisation of the Reliefs of the Company at the date hereof on the basis that such Reliefs shall to the extent possible be utilised first to satisfy any claim for Tax that would otherwise be subject to the indemnity given by this Deed before being utilised to satisfy any other Tax liability of the Company; or

       to the extent that the Purchaser or the Company recovers in respect of such Tax liability from a person or persons other than the Covenantors provided that Clause 6.8 of the Agreement shall apply for the purposes of this Clause 3.1.6 as it does for the purposes of a Claim; or

       to the extent that such liability arises or is increased or any provision or reserve in respect thereof in the Accounts is insufficient as a consequence of any failure or delay by the Purchaser or the Company in complying with the provisions of this Deed or the Agreement; or

       to the extent that it would not have arisen or would have been reduced or eliminated but for the failure or omission on the part of the Company or the Purchaser after Completion to make any valid claim, election, surrender or disclaimer or to give any valid notice, the making or giving of which was taken into account in computing the provisions for Tax in the Accounts; or

       to the extent that it would not have arisen but for the voluntary act or omission after Completion of the Company, the Purchaser, any member of the Purchaser's Group or any of their respective employees, directors, officers, agents after the date of this Deed outside the ordinary course of business of the Company; or

       to the extent that the liability concerns national insurance contributions payable with reference to or in respect of options granted or shares allotted or issued on the exercise of options granted under the Menhir Unapproved Share Option Scheme (either in its original form or as amended); or

       to the extent that it would not have arisen or would have been reduced or eliminated but for any change in accounting policy or practice of the Purchaser, any member of the Purchaser's Group or of the Company introduced or having effect after the date of the Agreement; or

       to the extent that it would not have arisen or would have been reduced or eliminated but for any cessation, diminution or alteration of the Company's trading activities or business occurring after the date of this Agreement;

       to the extent that it would not have arisen or would have been reduced or eliminated but for the payment of any unusual or abnormal dividend after Completion.

TIME LIMITS FOR MAKING CLAIMS

       No Claim shall be made unless notice of such Claim is given to the Covenantors by the Purchaser within seven years from the date of this Deed.


CONDUCT OF CLAIMS

       Upon whichever is the earlier of the Purchaser becoming aware of, or the Company receiving, any Assessment which does or may give rise to a Claim the Purchaser shall within 21 days thereof give notice of such Assessment to the Covenantors. Such notice shall contain such particulars of or relating to the Assessment as the Purchasers can reasonably provide.

       If the Covenantors shall indemnify the Company and the Purchaser to their reasonable satisfaction against any additional Tax, and against any reasonable charges, costs and expenses properly incurred by the Company and the Purchaser, the Company and the Purchaser shall subject to the following sub-clauses take such action as the Covenantors may reasonably request to avoid, dispute, resist, appeal, compromise, or defend such Assessment ("THE COVENANTORS' ACTION").

       Neither the Purchaser nor the Company shall be obliged to appeal against any Assessment if, having given the Covenantors notice of the receipt of that Assessment, it has not within fifteen Business Days received instructions in writing from the Covenantors in accordance with the preceding provisions of this clause to make that appeal.

       Neither the Purchaser nor the Company shall be obliged to take any action or further action under this clause in respect of any Assessment if any of the Covenantors, or the Company prior to its being in the ownership of the Purchaser, has committed acts or omissions which constitute fraud in relation to Tax.

       Neither the Purchaser nor the Company shall be obliged to continue any action under this Clause 4 if within a reasonable period of being requested to provide the same the Covenantors do not provide such security as the Purchaser may reasonably require for the Tax the subject of the Claim and any other sums referred to in Clause 4.2.

       Neither the Purchaser nor the Company shall be obliged to take any action under this clause 4 which involves continuing the Covenantors' Action or contesting any Assessment before any court or other appellate body (excluding the Tax Authority demanding the Tax in question) unless the Covenantors furnish the Purchaser with the written opinion of Tax Counsel of at least seven years standing (chosen by the Covenantors) to the effect that an appeal against the Assessment in question will, on the balance of probabilities, be won.

       The Purchaser and the Company shall be at liberty without reference to the Covenantors to admit, compromise, settle, discharge or otherwise deal with any Assessment after whichever is the earliest of:

       the Purchaser or the Company being notified by any of the Principal Vendors' Representative that they consider the Assessment should no longer be resisted;

       if appropriate, the expiration of any period prescribed by applicable legislation for the making of an appeal against either the Assessment or the decision of any court or tribunal in respect of any such Assessment, as the case may be.

       The Covenantors shall be bound to accept for the purposes of this Deed any admission, compromise, settlement or discharge of any Assessment and the outcome of any proceedings relating thereto made or arrived at in accordance with the provisions of this clause 4.8.

TAX RETURNS

       The Covenantors or their duly authorised agents shall prepare the tax returns of the Company for all accounting periods ended on or prior to the Accounting Date, to the extent that the same shall not have been prepared before Completion.

       The Purchaser shall procure that the Company shall cause the returns mentioned in clause 5.1 to be authorised, signed and submitted to the appropriate Tax Authority without amendment or with such amendments as the Purchaser shall reasonably require, and shall give the Covenantors or their agents all such assistance as may be required to agree those returns with the appropriate Tax Authority PROVIDED THAT the Purchaser and the Company shall not be obliged to take any such action as is mentioned in this clause in relation to any tax return that is not full, true and accurate in all material respects.

       The Covenantors or their duly authorised agents shall prepare all documentation and deal with all matters (including correspondence) relating to the tax returns of the Company for all accounting periods ended on or prior to the Accounting Date and the Purchaser shall procure that the Company shall afford such access to its books, accounts and records as is necessary and reasonable to enable the Covenantors or their duly authorised agents to prepare those returns and conduct matters relating thereto in accordance with the Covenantors' rights under this clause provided that the Covenantors shall keep the Purchaser fully informed of all such dealings and shall obtain the Purchasers prior written approval (not to be unreasonably withheld or delayed) to the sending and content of all written communications to be communicated to the appropriate Tax Authority.

       Nothing done by the Purchaser or the Company pursuant to this clause shall in any respect restrict or reduce any rights which the Purchaser may have to make a Claim against the Covenantors.


DUE DATE FOR PAYMENT

       Where the Covenantors become liable to make any payment pursuant to clause 2, the due date for the making of that payment shall be:

       in a case that involves an actual payment of Tax by the Company, the date that is three Business Days before the later of the date on which such Tax is actually to be paid by the Company (after taking account of any postponement thereof) and the date 30 days after the receipt by the Company of a demand for that Tax from the relevant Tax Authority.

       in a case where the Tax liability giving rise to a claim under this Deed does not involve an actual payment of Tax:

              if involving the denial or loss or setting off in whole or in part of a Relief which is a right to repayment of Tax, the date on which such Tax would otherwise have been repaid;

              if involving the denial of loss of any other Relief within clause
              1.3 the date on which the Tax that would otherwise have been saved becomes due and payable to the relevant Tax authorities;

       If any payment required to be made by the Covenantors under this Deed is not made by the due date then that payment shall carry interest from that due date until the date when the payment is actually made at the rate of two per cent above the base rate from time to time of Midland Bank Plc.


DEDUCTIONS FROM PAYMENTS

       All sums payable by the Covenantors to the Purchaser under this Deed shall be paid free and clear of all deductions or withholdings whatsoever, save only as may be required by law.

       If any deduction or withholding in respect of Tax or otherwise is required by law to be made from any of the sums payable as mentioned in clause 7.1, the Covenantors shall be obliged to pay to the Purchaser such greater sum as will, after such deduction or withholding as is required to be made has been made, leave the Purchaser with the same amount as it would have been entitled to receive in the absence of any such requirement to make a deduction or withholding.

       If any sum (other than interest under Clause 6.2 above) (the "FIRST SUM") payable by the Covenantors to the Purchaser under this Deed shall be subject to Tax in the hands of the Purchaser (or would have been taxable in the hands of the Purchaser assuming that the Purchaser had sufficient taxable profits to use all Reliefs available to it in the Accounting Period in which it receives a sum hereunder) then the Covenantors shall pay to the Purchaser (as often as shall be necessary) such additional sum or sums as will after such Tax (and any Tax on such additional sum or sums) but after taking account of any credit available to the Purchaser in respect of any such Tax leave the Purchaser with such amount as the Purchaser would have been left with had the first sum not been subject to Tax in the hands of the Purchaser.

       All sums payable by the Covenantors under this Deed are to be paid in the currency or currencies appropriate to the Assessment as a result of which the liability to make a payment of Tax has arisen.

       The Purchaser may direct the Covenantors to pay to the Company any sums due to the Purchaser under this Deed and such payment shall be treated as a payment to the Purchaser and not a payment to the Company.


SET-OFF

       If on or before the date of any payment becoming due from the Covenantor pursuant to the provisions of this Deed, the auditors for the time being of the Company shall have certified (at the request and expense of the Covenantor) that any specific provision for Tax contained in the Accounts (not being one already taken into account under clause 3.2.2) is an over provision, the amount of such over provision as certified by the auditors for the time being of the Company at the request and expense of the Covenantor) shall be set off first against the payment then due from the Covenantor under this Deed and secondly (to the extent of any excess) against any such further payment or payments in chronological order until the amount or value has been exhausted PROVIDED THAT if it shall be found subsequently that any such over provision or corresponding Tax saving either did not exist or arise or the certified value thereof was excessive, any amount which has been set off against such part of the over provision or corresponding Tax saving as is found not to exist or to be excessive shall forthwith on demand be paid by the Covenantor to the Purchaser.

       If the Company recovers from a third party (including a competent authority for Tax purposes) any sum in respect of a liability to Tax for which a claim could or has been made against the Covenantor pursuant to this Deed, the amount so recovered, together with any interest thereon paid by such third party less any tax chargeable on the Company in respect of such sum or interest and less the costs incurred by the Company or the Purchaser in effecting such recovery shall:

       if the Covenantor has at the time of the recovery made payment pursuant to this Deed in respect of that Tax liability, be paid forthwith to the Covenantor to the extent not exceeding the amount so paid by the Covenantor;

       if a claim has been made against the Covenantor pursuant to this Deed in respect of that Tax liability but the Covenantor has not at the time of recovery made payment in respect thereof, be set against and reduce pro tanto the claim against the Covenantor in respect of such Tax liability;

       to the extent that no claim has been made against the Covenantor in respect of that and/or any other Tax liability at the time of the recovery, be set against and reduce pro tanto any claim that subsequently may be made against the Covenantor in respect of such and/or such other Tax liability.

       The Purchaser shall have no liability to account to the Covenantor pursuant to Clause 8.2.1 for any sum so recovered to the extent that at the time of such recovery any other payment is due from the Covenantor under this Deed or under the Agreement in which case the sum so recovered shall be set against the discharge the then outstanding liabilities of the Covenantor and the excess (if any) of the sum thereafter remaining shall, to the extent that it does not exceed the amount paid by the Covenantor in respect of that Tax liability, be paid forthwith to the Covenantor.

RELEASE OF COVENANTORS

       The Purchaser may release, or compromise the liability of, any Covenantor or grant time or other indulgence to any Covenantor without releasing or reducing the liability of the other Covenantors. Where a liability of one of the Covenantors under any obligation which is both joint and several is released or compromised, the remaining Covenantors shall continue to be severally liable in respect of that obligation.

GOVERNING LAW

       This Deed shall be governed by and construed in all respects in accordance with the laws of England and the parties hereby submit themselves to the non exclusive jurisdiction of the English Courts for such purpose.


NOTICES

       Any notice required or permitted to be given by or under this Deed may be given by delivering the same to the party in question in person or in the case of a body corporate by delivering it to its registered office for the time being or by sending it in a pre-paid envelope by first-class mail to the party concerned at his or its address shown in this Deed or to such other address as the party concerned may have notified to the other and any such notice shall be deemed to be served in the case of personal service at the time of delivery to the party concerned and in any other case 48 hours after the time at which it is put in the post and in proving such service it shall be sufficient to prove that the notice was properly addressed and posted.


       The provisions of clause 12 of the Agreement shall also apply to this Deed; provided always that any assignment by the Purchaser shall not operate or have effect to increase the liability of the Covenantors under this Deed and in particular, but without prejudice to the generality of the foregoing provision in this proviso, the Covenantor's liability under Clause 7 shall at all times be determined as if such assignment had taken place.


       IN WITNESS whereof this Deed has been duly executed the day and year first before written.

                                  THE SCHEDULE

                     NAMES AND ADDRESSES OF THE COVENANTORS


Mark Harrison
Flat 3
10 Gloucester Walk
London  W8 4HZ

Nicholas Sedgwick
Greyfern Cottage
Lords Hill Common
Shamley Green
Guildford
Surrey  GU5 0UZ

John Fotheringham
17 Kent Road
East Molesey
Surrey  KT8 9JZ

Robin Gridley
9 Grovelands Road
Purley
Surrey  CR8 4LB

James Perkins
Summerfield House
Upper Wield
Alton
Hampshire  SO24 9RT

SIGNED by Mark Harrison
by his attorney John Fotheringham                         JOHN FOTHERINGHAM
in the presence of:
SUSAN BALL
SUSAN Ball
as under

SIGNED by Nick Sedgwick                                   NICK SEDGWICK

in the presence of:
SUSAN BALL
SUSAN BALL
51 Eastcheap EC3M 1JP
Solicitor

SIGNED by Aidan Paul                                      A R PAUL

in the presence of:
M Cowan
90 Long Acre
London WC2E 9TT
Solicitor

SIGNED by John Fotheringham                               JOHN FOTHERINGHAM

in the presence of:
SUSAN BALL
SUSAN BALL
as aforesaid

SIGNED by Robin Gridley                                   ROBIN GRIDLEY

in the presence of:
SUSAN BALL
as aforesaid
SUSAN BALL

SIGNED by James Perkins                                   JAMES PERKINS

in the presence of:
SUSAN BALL
SUSAN BALL
as aforesaid

SIGNED by Fiona Scott-Smith                               FIONA SCOTT-SMITH

in the presence of:
SUSAN BALL
SUSAN BALL
51 Eastcheap EC3M 1JP
Solicitor


SIGNED by Michael Clwyd Probert                           M C PROBERT

in the presence of:
SUSAN BALL
SUSAN BALL
51 Eastcheap EC3M 1JP
Solicitor


SIGNED by Stuart Gunn                                     STUART N. GUNN

in the presence of:
SUSAN BALL
SUSAN BALL
as aforesaid

SIGNED by Graham Alcock                                   GRAHAM ALCOCK

in the presence of:
SUSAN BALL
SUSAN BALL
as aforesaid

SIGNED by Kevin Scully on behalf                          KEVIN SCULLY
of New Era of Networks Limited

in the presence of:
ROSEMARY MARTIN-JONES
Nabarro Nathanson
Abbot's House
Abbey Street
Reading  RG1 3BD
Solicitor